FILED PURSUANT TO

RULE 424 (B) (2)

REGISTRATION NO: 333-137101-06

333-137101

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Trust Preferred Securities	1,000,000	$999.70	$999,700,000	$106,967.90(2)

(1)	Calculated in accordance with Rule 457(r) of the Securities Act.

(2)	Pursuant to Rule 457(p) under the Securities Act, the registration fee of $29,443 that has already been paid and remains unused with respect to $1,500,000,000 initial offering price of securities that were previously registered pursuant to Registration Statement Nos. 333-118382, 333-118382-01, 333-118382-02, 333-118382-03, and 333-118382-04 and were not sold thereunder is credited against the registration fee due for this offering.

Prospectus Supplement to Prospectus dated October 18, 2006.

SunTrust Capital VIII

$1,000,000,000

6.100% Trust Preferred Securities

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed, as described herein, by

SunTrust Banks, Inc.

SunTrust Capital VIII, a Delaware statutory trust, will issue the Trust Preferred Securities. Each Trust Preferred Security represents an undivided beneficial interest in the Trust. The only assets of the Trust will be the 6.100% Extendible Junior Subordinated Notes issued by SunTrust Banks, Inc., which we refer to as the “JSNs.” The Trust will pay distributions on the Trust Preferred Securities only from the proceeds, if any, of interest payments on the JSNs.

The JSNs will bear interest from the date they are issued until December 15, 2036, the “scheduled maturity date,” at the annual rate of 6.100% of their principal amount, payable semi-annually in arrears on each June 15 and December 15, beginning on June 15, 2007. We have the right, on one or more occasions, to defer the payment of interest on the JSNs for one or more consecutive interest periods through the earlier of the first period in which we pay current interest and five years without being subject to our obligations under the alternative payment mechanism described in this prospectus supplement and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default. In the event of our bankruptcy, holders of the JSNs will have a limited claim for deferred interest.

The principal amount of the JSNs will become due on the scheduled maturity date only to the extent that we have received proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the JSNs in full on the scheduled maturity date. If any amount is not paid on the scheduled maturity date, it will remain outstanding and bear interest at a floating rate payable monthly in arrears and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the JSNs in full. We must pay any remaining principal and interest in full on the JSNs on the final repayment date whether or not we have sold qualifying capital securities. The final repayment date is initially December 1, 2066, but may be extended at our option for up to two additional 10-year periods upon the satisfaction of certain criteria described in this prospectus supplement.

At our option, the JSNs may be redeemed at any time in whole or in part at the redemption price set forth herein.

The JSNs will be subordinated upon our liquidation to all existing and future senior and subordinated debt of SunTrust Banks, Inc., but will rank equally upon our liquidation with our Remarketable Junior Subordinated Notes due 2042 held by SunTrust Preferred Capital I (and the guarantee thereof), with debt that by its terms does not rank senior upon our liquidation to the JSNs and with our trade creditors, and will be effectively subordinated to all liabilities of our subsidiaries. As a result, the Trust Preferred Securities also will be effectively subordinated to the same debt and liabilities. SunTrust Banks, Inc. will guarantee the Trust Preferred Securities on a subordinated basis to the extent described in this prospectus supplement.

The Trust Preferred Securities and the JSNs are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency. Application will be made to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “STI 36.” Trading of the Trust Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Trust Preferred Securities.

See “ Risk Factors” beginning on page S-10 of this prospectus supplement to read about factors you should consider before buying the Trust Preferred Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Trust Preferred Security	Discounts and Commissions	Total (1)(2)
Initial public offering price	$999.70	(2)	$999,700,000
Proceeds, before expenses and commissions, to SunTrust Banks, Inc.	$999.70	(2)	$999,700,000

(1)	The initial public offering price does not include accrued distributions, if any, on the Trust Preferred Securities from December 6, 2006 to the date of delivery.
(2)	In view of the fact that the proceeds of the sale of the Trust Preferred Securities will be invested in the JSNs, we have agreed to pay the underwriters, as compensation for arranging the investment therein of such proceeds, $10 per Trust Preferred Security (or $10,000,000 in the aggregate). See “Underwriting.”

The underwriters expect to deliver the Trust Preferred Securities in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on December 6, 2006.

Joint Book-Runners and Joint Structuring Coordinators

Goldman, Sachs & Co.		SunTrust Robinson Humphrey
Joint Book-Runner
Citigroup

Credit Suisse	JPMorgan	Sandler O’Neill + Partners, L.P.

Prospectus Supplement dated November 29, 2006

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “SunTrust,” “we,” “us,” “our” or similar references mean SunTrust Banks, Inc. and its subsidiaries, and references to the “Trust” mean SunTrust Capital VIII.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” until we or any of the underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006; and

•	Current Reports on Form 8-K filed on January 6, 2006, January 12, 2006, February 17, 2006, February 21, 2006, July 25, 2006, August 28, 2006, September 5, 2006, September 12, 2006, September 29, 2006, October 25, 2006 (2 filings), November 6, 2006, November 14, 2006 and November 16, 2006.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

SunTrust Banks, Inc.

303 Peachtree Street, NE

Atlanta, Georgia 30308

Telephone: 404-588-7711

Attn: Corporate Secretary

We have also filed a registration statement (No. 333-137101) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the Trust Preferred Securities. The registration statement may contain additional information that may be important to you.

The Trust has no separate financial statements. The statements would not be material to holders of the securities because the Trust has no independent operations.

Unless otherwise indicated, currency amounts in this prospectus supplement are stated in U.S. dollars.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement may contain forward-looking statements, including statements about credit quality and the future prospects of SunTrust. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.”

Such statements are based upon the current beliefs and expectations of SunTrust’s management and on information currently available to management. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, or “Securities Act,” and Section 21E of the Exchange Act. Such statements speak as of the date hereof, and SunTrust does not assume any obligation to update the statements included or incorporated by reference herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements involve significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in our 2005 Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and in our Current Reports filed on Form 8-K with the SEC and available at the SEC’s internet site (http://www.sec.gov). Those factors include:

•	changes in general business or economic conditions, including customers’ ability to repay debt obligations, could have a material adverse effect on our financial condition and results of operations;

•	changes in market interest rates or capital markets could adversely affect our revenues and expenses, the value of assets and obligations, costs of capital, or liquidity;

•	the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings;

•	significant changes in securities markets or markets for commercial or residential real estate could harm our revenues and profitability;

•	customers could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding;

•	customers may decide not to use banks to complete their financial transactions, which could affect net income;

•	we have businesses other than banking, which subjects us to a variety of risks;

•	hurricanes and other natural disasters may adversely affect loan portfolios and operations and increase the cost of doing business;

•	negative public opinion could damage our reputation and adversely impact our business;

•	we rely on other companies for key components of our business infrastructure;

•	we depend on the accuracy and completeness of information about clients and counterparties;

•	regulation by federal and state agencies could adversely affect our business, revenues, and profit margins;

•	competition in the financial services industry is intense and could result in losing business or reducing profit margins;

S-iii

•	future legislation could harm our competitive position;

•	maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services;

•	our ability to receive dividends from our subsidiaries accounts for most of our revenues and could affect our liquidity and ability to pay dividends;

•	we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits;

•	we depend on the expertise of key personnel without whom our operations may suffer;

•	we may be unable to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategy;

•	our accounting policies and methods are key to how we report financial condition and results of operations, and may require management to make estimates about matters that are uncertain;

•	our stock price can be volatile; and

•	our disclosure controls and procedures may fail to prevent or detect all errors or acts of fraud.

S-iv

SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the Trust Preferred Securities or the JSNs. You should read this entire prospectus supplement and accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Where You Can Find More Information.”

SunTrust Banks, Inc.

SunTrust Banks, Inc., with assets of $183.1 billion as of September 30, 2006, is one of the nation’s largest financial services holding companies.

Through our flagship subsidiary, SunTrust Bank, we provide deposit, credit and trust and investment services. Additional subsidiaries provide mortgage banking, insurance, asset management, equipment leasing, brokerage and capital market services. SunTrust’s client base encompasses a broad range of individuals and families, high-net-worth clients, businesses and institutions.

SunTrust enjoys strong market positions in some of the highest growth markets in the United States and also serves clients in selected markets nationally. Our priorities include consistency in financial performance, quality in customer service and a strong commitment to all segments of the communities we serve.

As of September 30, 2006, SunTrust had 1,699 retail and specialized service branches and 2,568 ATMs, which are located primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia and the District of Columbia. In addition, SunTrust provides clients with a selection of technology-based banking channels including Internet, PC and Telephone Banking. Our internet address is www.suntrust.com.

As of September 30, 2006, SunTrust had total assets under advisement of $238.5 billion. This includes $201.8 billion in assets under management and non-managed trust assets as well as $36.7 billion in retail brokerage assets. SunTrust’s mortgage servicing portfolio grew to $124.8 billion at period end.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “STI.” Our principal executive offices are located at SunTrust Banks, Inc., 303 Peachtree Street, NE, Atlanta, Georgia 30308. Our telephone number is 404-588-7711.

SunTrust Capital VIII

The Trust is a statutory trust formed under Delaware law pursuant to a declaration of trust by SunTrust, as sponsor of the Trust, and the property trustee, the Delaware trustee and the administrative trustees. The Trust exists for the exclusive purposes of:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the JSNs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

The Trust’s business and affairs will be conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees will be U.S. Bank National Association as the “property trustee,” U.S. Bank Trust National Association, as the “Delaware trustee,” and three or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with us.

The principal executive office of the Trust is c/o SunTrust Banks, Inc., 303 Peachtree Street, NE, Atlanta, Georgia 30308, and the Trust’s telephone number is 404-588-7711.

The Trust Preferred Securities

Each Trust Preferred Security represents an undivided beneficial interest in the Trust.

The Trust will sell the Trust Preferred Securities to the public and its common securities to SunTrust. The Trust will use the proceeds from those sales to purchase $1,000,010,000 aggregate principal amount of 6.100% Extendible Junior Subordinated Notes of SunTrust, which we refer to in this prospectus supplement as the “JSNs.” SunTrust will pay interest on the JSNs at the same rate and on the same dates as the Trust makes payments on the Trust Preferred Securities. The Trust will use the payments it receives on the JSNs to make the corresponding payments on the Trust Preferred Securities.

Distributions

If you purchase Trust Preferred Securities, you will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per Trust Preferred Security (the “liquidation amount”) on the same payment dates and in the same amounts as we pay interest on a principal amount of JSNs equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from December 6, 2006. The Trust will make distribution payments on the Trust Preferred Securities semi-annually in arrears, on each June 15 and December 15, beginning on June 15, 2007 and continuing to December 15, 2036, or if that day is not a business day, the next business day, which is the scheduled maturity date for the JSNs. If any JSNs remain outstanding after the scheduled maturity date, they will bear interest at a floating rate payable monthly until repaid and, accordingly, the Trust will make corresponding monthly distributions on the Trust Preferred Securities. If we defer payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred.

Deferral of Distributions

We have the right, on one or more occasions, to defer the payment of interest on the JSNs for one or more consecutive interest periods that do not exceed five years without being subject to our obligations described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism,” and for one or more consecutive interest periods that do not exceed 10 years without giving rise to an event of default under the terms of the JSNs or the Trust Preferred Securities. However, no interest deferral may extend beyond the repayment or redemption of the JSNs.

If we exercise our right to defer interest payments on the JSNs, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that period of deferral.

Although neither we nor the Trust will be required to make any interest or distribution payments during a deferral period other than pursuant to the alternative payment mechanism, interest on the JSNs will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the then applicable interest rate on the JSNs, compounded on each distribution date.

Following the earlier of (i) the fifth anniversary of the commencement of a deferral period or (ii) a payment of current interest on the JSNs, we will be required, with certain exceptions, to pay deferred interest pursuant to the alternative payment mechanism described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.” At any time during a deferral period, we may not pay deferred interest except pursuant to the alternative payment mechanism, subject to limited exceptions. However, we may pay current interest on any interest payment date out of any source of funds free of the limitations of the alternative payment mechanism, even if that interest payment date is during a deferral period.

If we defer payments of interest on the JSNs, the JSNs will be treated as being issued with original issue discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on your Trust Preferred Securities in gross income for United States federal income tax purposes, even though neither we nor the Trust will make actual payments on the JSNs, or on the Trust Preferred Securities, as the case may be, during a deferral period. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Redemption of Trust Preferred Securities

The Trust will use the proceeds of any repayment or redemption of the JSNs to redeem, on a proportionate basis, an equal amount of Trust Preferred Securities and common securities.

For a description of our rights to redeem the JSNs, see “Description of the Junior Subordinated Notes—Redemption” below.

Liquidation of the Trust and Distribution of JSNs to Holders

We may elect to dissolve the Trust at any time and, after satisfaction of the Trust’s liabilities, to cause the property trustee to distribute the JSNs to the holders of the Trust Preferred Securities and common securities. However, if then required under the risk-based capital guidelines or policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Atlanta, or any successor federal bank regulatory agency having primary jurisdiction over us (collectively referred to as the “Federal Reserve”) applicable to bank holding companies, we must obtain the approval of the Federal Reserve prior to making that election.

Further Issues

The Trust has the right to issue additional Trust Preferred Securities of this series in the future, subject to the conditions described under “Description of the Trust Preferred Securities—Further Issues.” Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby. If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby.

Book-Entry

The Trust Preferred Securities will be represented by one or more global securities registered in the name of and deposited with The Depository Trust Company (“DTC”) or its nominee. This means that you will not receive a certificate for your Trust Preferred Securities and Trust Preferred Securities will not be registered in your name, except under certain limited circumstances described below in “Book-Entry System.”

The JSNs

Repayment of Principal

We must repay the principal amount of the JSNs, together with accrued and unpaid interest, on December 15, 2036, or if that date is not a business day, the next business day (the “scheduled maturity date”), subject to the limitations described below.

We are required to repay the JSNs on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of “qualifying capital securities,” as described under “Replacement Capital Covenant,” during a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the JSNs on the scheduled maturity date, we will apply any available proceeds to repay the JSNs and the unpaid portion will remain outstanding and bear interest payable monthly until repaid. We will be required to repay the unpaid portion of the JSNs on each subsequent interest payment date to the extent of the net proceeds we receive from any subsequent issuance of qualifying capital securities or upon the occurrence of an event of default.

We will use our commercially reasonable efforts, subject to a “market disruption event,” as described under “Description of the Junior Subordinated Notes—Market Disruption Events,” to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to the scheduled maturity date to permit repayment of the JSNs in full on the scheduled maturity date in accordance with the replacement capital covenant. If we are unable for any reason to raise sufficient proceeds, we will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the JSNs on the following monthly interest payment date, and on each monthly interest payment date thereafter, until the JSNs are paid in full.

Any unpaid principal amount of the JSNs, together with accrued and unpaid interest, will be due and payable on the final repayment date, regardless of the amount of qualifying capital securities we have issued and sold by that time. The final repayment date is initially December 1, 2066 (or if this day is not a business day, the following business day), but may be extended at our option for up to two additional 10-year periods upon the satisfaction of certain criteria, as described under “Description of the Junior Subordinated Notes—Repayment of Principal.”

Although under the replacement capital covenant the principal amount of JSNs that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative preferred stock and REIT preferred securities in addition to qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the JSNs on the scheduled maturity date or at any time thereafter.

Interest

Until the scheduled maturity date, the JSNs will bear interest at the annual rate of 6.100%. Interest on the JSNs will accrue from December 6, 2006. SunTrust will pay that interest semi-annually in arrears on June 15 and December 15 of each year (we refer to these dates as “interest payment dates”), beginning on June 15, 2007. If any JSNs remain outstanding after the scheduled maturity date, they will bear interest at a floating annual rate equal to one-month LIBOR plus 1.965%, payable monthly until repaid.

Subordination

The JSNs will be unsecured, will be deeply subordinated upon our liquidation, including to all of our existing and future senior and subordinated debt, but will rank equally upon liquidation with our Remarketable Junior Subordinated Notes due 2042 held by SunTrust Preferred Capital I (and the guarantee thereof), with debt that by its terms does not rank senior upon our liquidation to the JSNs and with our trade creditors, and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness is senior and subordinated debt. As of September 30, 2006, our indebtedness for money borrowed ranking senior to the JSNs upon liquidation, on an unconsolidated basis, totaled approximately $6.2 billion and our subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the JSNs totaled approximately $158.3 billion. See “Description of the Junior Subordinated Notes—Subordination” for the definition of “senior and subordinated debt.”

The terms of the JSNs permit us to make any payment of current interest on our debt securities or guarantees that rank on a parity with the JSNs upon our liquidation (“parity securities”) so long as the payment is made pro rata to the amounts due on parity securities (including the JSNs) and any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

Certain Payment Restrictions Applicable to SunTrust

During any period in which we have given notice of our election to defer interest payments on the JSNs but the related deferral period has not yet commenced or a deferral period is continuing, we generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the JSNs, subject to certain limited exceptions. In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or repurchase any of our common stock will continue until the first anniversary of the date on which all deferred interest has been paid.

Redemption of JSNs

We may elect to redeem any or all of the JSNs at one or more times for a make-whole redemption price calculated as described under “Description of the Junior Subordinated Notes—Redemption.” In addition, we may elect to redeem all, but not less than all, of the JSNs for a price equal to (i) their principal amount if certain changes occur relating to the capital treatment of the Trust Preferred Securities or relating to investment company laws or (ii) a make-whole redemption price (determined with a higher discount rate than the make-whole referred to above) if certain changes occur relating to the tax treatment of or rating agency equity credit accorded to the Trust Preferred Securities, in each case plus accrued and unpaid interest. For a description of the changes that would permit such a redemption and the applicable redemption amounts, see “Description of the Junior Subordinated Notes—Redemption” below.

Any redemption of the JSNs will be subject to the limitations described under “Replacement Capital Covenant” below. In addition, if required under the capital guidelines or policies of the Federal Reserve, we will obtain the approval of the Federal Reserve prior to exercising the redemption rights described above. The Federal Reserve’s prior approval is not required, however, for the redemption of the Trust Preferred Securities in connection with the repayment of the JSNs on the scheduled maturity date as described under “Description of the Junior Subordinated Notes—Repayment of the Principal” below.

Events of Default

The following events are “events of default” with respect to the JSNs:

•	default in the payment of interest, including compounded interest, in full on any JSNs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of SunTrust; or

•	receivership of SunTrust Bank.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest of all JSNs to be due and payable immediately. If the indenture trustee or the holders of JSNs do not make such declaration and the JSNs are beneficially owned by the Trust or trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

Replacement Capital Covenant

We agree in the replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the JSNs (or in certain limited cases long-term indebtedness of our subsidiary, SunTrust Bank) that the JSNs and Trust Preferred Securities will not be repaid, redeemed or purchased by us or any of our subsidiaries on or before the date that is 20 years prior to the final repayment date, unless (i) in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines or policies applicable to bank holding companies; and (ii) the principal amount repaid or the applicable redemption or purchase price does not exceed a maximum amount determined by reference to the aggregate amount of net cash proceeds we have received from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative preferred stock, REIT preferred securities and certain qualifying capital securities since the later of (x) the date 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase and (y) to the extent the JSNs are outstanding after the scheduled maturity date, the most recent date, if any, on which we or any of our subsidiaries purchased, any JSNs or Trust Preferred Securities. Certain provisions of the replacement capital covenant, including the definitions of mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative preferred stock, REIT preferred securities, qualifying capital securities and other important terms, are described under “Replacement Capital Covenant” below.

Guarantee by SunTrust

We will fully and unconditionally guarantee payment of amounts due under the Trust Preferred Securities on a subordinated basis and to the extent the Trust has funds available for payment of those amounts. We refer to this obligation as the “guarantee.” However, the guarantee does not cover payments if the Trust does not have sufficient funds to make the distribution payments, including, for example, if we have failed to pay to the Trust amounts due under the JSNs.

As issuer of the JSNs, we are also obligated to pay the expenses and other obligations of the Trust, other than its obligations to make payments on the Trust Preferred Securities.

SELECTED FINANCIAL DATA

The following is selected consolidated financial data for SunTrust for the nine-month periods ended September 30, 2006 and 2005 and the years ended December 31, 2005, 2004 and 2003.

The selected consolidated financial data for each of the years ended December 31, 2005, 2004 and 2003 are derived from our audited consolidated financial statements. Our consolidated financial statements for each of the three fiscal years ended December 31, 2005, 2004 and 2003 were audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The selected consolidated condensed financial data for SunTrust for the nine-month periods ended September 30, 2006 and 2005 are derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the period ended September 30, 2006 and, in our opinion, such financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the data for those periods. Our results of operations for the nine months ended September 30, 2006 may not be indicative of results that may be expected for the full fiscal year. The summary below should be read in conjunction with our unaudited consolidated financial statements, and the related notes thereto, and the other detailed information included in our Quarterly Report on Form 10-Q for the period ended September 30, 2006 and our audited consolidated financial statements, and the related notes thereto, and the other detailed information included in our 2005 Annual Report on Form 10-K.

	Nine Months Ended September 30		Twelve Months Ended December 31
	2006	2005	2005	2004	2003
(Dollars in millions, except per share and other data)
Summary of Operations
Interest and dividend income	$7,227.3	$5,556.0	$7,731.3	$5,218.4	$4,768.8
Interest expense	3,728.1	2,164.0	3,152.3	1,533.2	1,448.5

Net interest income	3,499.2	3,392.0	4,579.0	3,685.2	3,320.3
Provision for loan losses	146.7	128.8	176.9	135.6	313.6

Net interest income after provision for loan losses	3,352.5	3,263.2	4,402.1	3,549.6	3,006.7
Noninterest income	2,585.8	2,357.1	3,155.0	2,604.4	2,303.0
Noninterest expense	3,646.1	3,483.8	4,690.7	3,897.0	3,400.6

Income before provision for income taxes	2,292.2	2,136.5	2,866.4	2,257.0	1,909.1
Provision for income taxes	681.1	667.7	879.2	684.1	576.8

Net income	$1,611.1	$1,468.8	$1,987.2	$1,572.9	$1,332.3

Net interest income—FTE	$3,563.3	$3,447.4	$4,654.5	$3,743.6	$3,365.3

Total revenue	6,149.1	5,804.5	7,809.5	6,348.0	5,668.3
Per Common Share
Diluted	$4.42	$4.04	$5.47	$5.19	$4.73
Basic	4.46	4.09	5.53	5.25	4.79
Dividends declared	1.83	1.65	2.20	2.00	1.80
Market Price:
High	81.59	75.77	75.77	76.65	71.73
Low	69.68	68.85	65.32	61.27	51.44
Close	77.28	69.45	72.76	73.88	71.50
Selected Average Balances
Total assets	$179,631.7	$165,500.5	$168,088.8	$133,754.3	$122,325.4
Earning assets[1]	157,860.4	144,331.3	146,639.7	117,968.8	108,094.9
Loans	119,066.0	107,028.2	108,742.0	86,214.5	76,137.9
Deposits	123,324.6	108,431.7	110,406.5	87,132.9	80,039.0
Total shareholders’ equity	17,341.6	16,408.5	16,526.3	11,469.5	9,083.0

	Nine Months Ended September 30		Twelve Months Ended December 31
	2006	2005	2005	2004	2003
(Dollars in millions, except per share and other data)
As of September 30/December 31
Total assets	$183,104.6	$172,416.1	$179,712.8	$158,869.8	$125,250.5
Earning assets[1]	160,287.6	150,579.6	156,640.9	137,813.4	111,266.5
Loans	121,237.4	112,410.8	114,554.9	101,426.2	80,732.3
Allowance for loan and lease losses	1,087.3	1,029.9	1,028.1	1,050.0	941.9
Deposits	124,393.0	113,730.1	122,053.2	103,361.3	81,189.5
Long-term debt	17,477.3	22,364.8	20,779.2	22,127.2	15,313.9
Total shareholders’ equity	18,589.3	16,717.8	16,887.4	15,986.9	9,731.2
Ratios and Other Data
Return on average total assets	1.20%	1.19%	1.18%	1.18%	1.09%
Return on average total assets less net unrealized securities gains[2]	1.22	1.18	1.17	1.19	1.01
Return on average common shareholders’ equity	12.45	11.97	12.02	13.71	14.67
Return on average realized common shareholders’ equity[2]	13.24	12.68	12.70	15.65	15.98
Net interest margin[1]	3.02	3.19	3.17	3.17	3.11
Efficiency ratio	59.29	60.02	60.06	61.39	59.99
Total average shareholders’ equity to total average assets	9.65	9.91	9.83	8.58	7.43
Allowance to quarter/year-end loans	0.90	0.92	0.90	1.04	1.17
Nonperforming assets to total loans plus OREO and other repossessed assets	0.52	0.32	0.29	0.40	0.47
Common dividend payout ratio	41.2	40.6	40.0	38.4	37.9
Full-service banking offices	1,699	1,647	1,657	1,676	1,183
ATMs	2,568	2,769	2,782	2,804	2,225
Full-time equivalent employees	34,293	33,013	33,406	33,156	27,578
Average common shares—diluted (thousands)	364,322	363,547	363,454	303,309	281,434
Average common shares—basic (thousands)	361,009	359,020	359,066	299,375	278,295
Regulatory capital ratios
Total shareholders’ equity to assets	10.15%	9.70%	9.40%	10.06%	7.76%
Tier 1 capital	7.70	7.03	7.01	7.16	7.85
Total risk-based capital	11.07	10.66	10.57	10.36	11.75
Leverage	7.27	6.64	6.65	6.64	7.37
Reconcilement of non-GAAP measures
Return on average total assets	1.20%	1.19%	1.18%	1.18%	1.09%
Impact of excluding net realized and unrealized gains/losses and The Coca-Cola Company dividend	0.02	(0.01)	(0.01)	0.01	(0.08)

Return on average total assets less net unrealized securities gains[2]	1.22%	1.18%	1.17%	1.19%	1.01%

Return on average common shareholders’ equity	12.45%	11.97%	12.02%	13.71%	14.67%
Impact of excluding net realized and unrealized gains/losses and The Coca-Cola Company dividend	0.79	0.71	0.68	1.94	1.31

Return on average realized common shareholders’ equity[2]	13.24%	12.68%	12.70%	15.65%	15.98%

Ratio of Earnings to Fixed Charges[3]
	Nine Months Ended September 30		Twelve Months Ended December 31
	2006	2005	2005	2004	2003	2002	2001
Including interest on deposits	1.61	1.97	1.89	2.43	2.28	1.94	1.66
Excluding interest on deposits	2.81	3.20	3.09	3.78	3.66	3.24	2.62

[1]	During the nine months ended September 30, 2006, we segregated certain noninterest-earning trading assets that had previously been included with interest-earning trading assets. This resulted in a revision of the net interest margin calculation. All prior periods presented were restated to reflect this refinement. Management believes this refined method to be a more reflective measure of net interest margin due to the interest-earning nature of these assets.
[2]	We present a return on average total assets less net unrealized securities gains. The foregoing numbers reflect primarily adjustments to remove the effects of our securities portfolio which includes the ownership by SunTrust of 48.3 million shares of The Coca-Cola Company. We use this information internally to gauge our actual performance in the industry. We believe that the return on average total assets less net unrealized securities gains is more indicative of our return on assets because it more accurately reflects the return on the assets that are related to our core businesses which are primarily customer relationship and customer transaction driven. The return on average total assets less net unrealized securities gains is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average assets less net unrealized securities gains. We also believe that the return on average realized shareholders’ equity is more indicative of our return on equity because the excluded equity relates primarily to a long-term holding of a specific security. The return on average realized shareholders’ equity is computed by dividing annualized net income, excluding securities gains/losses and The Coca-Cola Company dividend, by average realized shareholders’ equity.
[3]	For more information on how those ratios are calculated, see “Ratios of Earnings to Fixed Charges” on page S-20.

RISK FACTORS

An investment in the Trust Preferred Securities is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus supplement, in documents incorporated by reference in this prospectus supplement and in the accompanying prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each Trust Preferred Security sold in the offering will represent a beneficial interest in the Trust, which will own our JSNs, you are also making an investment decision with regard to the JSNs, as well as our guarantee of the Trust’s obligations. You should carefully review all the information in this prospectus supplement about all of these securities.

The indenture does not limit the amount of indebtedness for money borrowed we may issue that ranks senior to the JSNs upon our liquidation or in right of payment as to principal or interest.

The JSNs will be subordinate and junior upon our liquidation to our obligations under all of our indebtedness for money borrowed that is not by its terms made pari passu with or junior to the JSNs upon liquidation, which, after application of the net proceeds from this offering as described under “Use of Proceeds,” will include approximately $884 million of junior subordinated debt securities underlying outstanding traditional trust preferred securities, but pari passu with trade creditors and with our Remarketable Junior Subordinated Notes due 2042 held by SunTrust Preferred Capital I and our guarantee thereof. At September 30, 2006, our indebtedness for money borrowed ranking senior to the JSNs on liquidation, on a non-consolidated basis, totaled approximately $6.2 billion.

“Parity securities” means our debt securities or guarantees that rank on a parity with the JSNs upon our liquidation and include the Remarketable Junior Subordinated Notes due 2042 held by SunTrust Preferred Capital I. We may issue or have outstanding parity securities as to which we are required to make payments of interest that are not made pro rata with payments of interest on other parity securities (including the JSNs) and that, if not made, would cause us to breach the terms of the instrument governing such parity securities. The terms of the JSNs permit us to make any payment of current interest on parity securities that is made pro rata to the amounts due on such parity securities (including the JSNs) and any payment of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities, subject to the limitations described in the last paragraph under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism” to the extent that it applies.

The JSNs beneficially owned by the Trust will be effectively subordinated to the obligations of our subsidiaries.

We receive substantially all of our revenue from dividends from our subsidiaries. Because we are a holding company, our right to participate in any distribution of the assets of our banking or nonbanking subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus your ability to benefit indirectly from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. There are legal limitations on the extent to which some of our subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, us or some of our other subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the payments on our JSNs, and therefore the Trust Preferred Securities, effectively will be subordinated to all existing and future liabilities of our subsidiaries. At September 30, 2006, our subsidiaries’ direct borrowings and deposit liabilities totaled approximately $158.3 billion.

Our ability to make distributions on or redeem the Trust Preferred Securities is restricted.

Federal banking authorities will have the right to examine the Trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the Trust would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the Trust’s ability to make distributions on or to redeem the Trust Preferred Securities.

We guarantee distributions on the Trust Preferred Securities only if the Trust has cash available.

If you hold any of the Trust Preferred Securities, we will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of Trust Preferred Securities, the lesser of:

•	the aggregate of the stated liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

If we do not make a required interest payment on the JSNs, the Trust will not have sufficient funds to make the related payment on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make them. If we do not pay any amounts on the JSNs when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of the trustee’s rights as owner of the JSNs, or proceed directly against us for payment of any amounts due on the JSNs.

Our obligations under the guarantee are unsecured and are subordinated to and junior in right of payment to all of our secured and senior indebtedness, and will rank on a parity with any similar guarantees issued by us in the future.

Our obligation to repay on the scheduled maturity date is subject to issuance of qualifying capital securities.

Our obligation to repay the JSNs on the scheduled maturity date of December 15, 2036 is limited. We are required to repay the JSNs on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities (as defined under “Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the JSNs on the scheduled maturity date, the unpaid amount will remain outstanding until (i) we have raised sufficient net proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the JSNs, (iii) an event of default occurs or (iv) the final repayment date for the JSNs. Our ability to raise proceeds in connection with this obligation to repay the JSNs will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to raise sufficient net proceeds from the issuance of qualifying capital securities to repay the JSNs during the 180-day period referred to above and from month to month thereafter until the JSNs are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until the final repayment date, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

Moreover, at or around the time of issuance of the Trust Preferred Securities, we will enter into a replacement capital covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the JSNs, or in certain limited cases holders of a designated series of indebtedness of SunTrust Bank, pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem or repurchase JSNs or Trust Preferred Securities on or before the date that is 20 years prior to the final repayment date unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative preferred stock, REIT preferred securities and qualifying capital securities. Although under the replacement capital covenant, the principal amount of JSNs that we may repay may be based on the net cash proceeds from certain issuances of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative preferred stock and REIT preferred securities in addition to qualifying capital securities, we may modify the replacement capital covenant without your consent if the modification does not further restrict our ability to repay the JSNs in connection with an issuance of qualifying capital securities. In addition, under the indenture we have no obligation to use commercially reasonable efforts to issue any securities that may entitle us under the replacement capital covenant to repay the JSNs other than qualifying capital securities, nor do we have any obligation to use the proceeds of the issuance of any securities other than qualifying capital securities to repay the JSNs on the scheduled maturity date or at any time thereafter. See “Replacement Capital Covenant.”

We have the right to defer interest for 10 years without causing an event of default.

We have the right to defer interest on the JSNs for a period of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of five consecutive years (or such shorter period resulting from our payment of current interest), if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the JSNs for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of Trust Preferred Securities will receive limited or no current payments on the Trust Preferred Securities and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against the Trust or us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the 10-year deferral period.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the JSNs (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the issuance of qualifying APM securities unless a supervisory event has occurred and is continuing (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest), in which case we will be permitted, but not required, to pay deferred interest with cash from any source, all as described under “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.” The preferred stock issuance cap limits the net proceeds of the issuance of qualifying preferred stock that we may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the JSNs initially issued. The occurrence of a market disruption event or supervisory event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the JSNs. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities or shareholder consent to increase the shares available for issuance in a sufficient amount, in each case notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times we are subject to the restrictions on dividends as a result of the deferral of interest. If we do not sell sufficient qualifying APM securities to fund deferred interest payments in these circumstances (other than as a result of a supervisory event), we will not be permitted to pay deferred interest to the Trust and, accordingly, no payment of distributions may be made on the Trust Preferred Securities, even if we have cash available from other sources. See “Description of the Junior Subordinated Notes—Option to Defer Interest Payments,” “—Alternative Payment Mechanism” and “—Market Disruption Events.”

The terms of our outstanding junior subordinated debentures prohibit us from making any payment of principal of or interest on the JSNs or the guarantee relating to the Trust Preferred Securities and from repaying, redeeming or repurchasing any JSNs if we have actual knowledge of any event that would be an event of default under any indenture governing those debentures or at any time when we have deferred interest thereunder.

Rating agencies may change rating methodologies, including their views on “notching” practices.

The rating methodologies for securities with features similar to the Trust Preferred Securities are still developing and the rating agencies may change their methodologies in the future. This may include, for example, the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the Trust Preferred Securities, sometimes called “notching.” If the rating agencies were to change their practices for rating such securities in the future and the ratings of the Trust Preferred Securities were to be subsequently lowered, this may have a negative impact on the trading price of the Trust Preferred Securities. For example, on November 20, 2006 Moody’s Investors Service released a publication entitled “Rating Preferred Stock and Hybrid Securities—Request for Comment” that discusses a possible alternative approach to notching in Moody’s ratings analysis and requests comment from market participants, with the comment period expiring on December 31, 2006. The methodology described in that publication, if adopted, would result in a one notch reduction of the credit rating assigned by Moody’s to certain types of securities having characteristics similar to the Trust Preferred Securities. It is not clear whether the incremental notching described in that publication would apply to the Trust Preferred Securities.

We must notify the Federal Reserve before using the alternative payment mechanism and may not use it if the Federal Reserve shall have disapproved.

The indenture for the JSNs provides that we must notify the Federal Reserve if the alternative payment mechanism is applicable and that we may not sell our qualifying APM securities or apply any eligible equity proceeds to pay interest pursuant to the alternative payment mechanism if a supervisory event has occurred and is continuing (i.e., the Federal Reserve has disapproved of such issuance or disapproved of the use of proceeds of such issuance to pay deferred interest). The Federal Reserve may allow the issuance of qualifying APM securities, but not allow use of the proceeds to pay deferred interest on the JSNs and require that the proceeds be applied to other purposes, including supporting a troubled bank subsidiary. Accordingly, if we elect to defer interest on the JSNs and the Federal Reserve disapproves of the issuance of qualifying APM securities or the application of the proceeds to pay deferred interest, we will be unable to pay the deferred interest on the JSNs.

We may continue to defer interest in the event of Federal Reserve disapproval of all or part of the alternative payment mechanism until 10 years have elapsed since the beginning of the deferral period without triggering an event of default under the indenture. As a result, we could defer interest for up to 10 years without being required to sell qualifying APM securities and apply the proceeds to pay deferred interest.

The indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest during the first nine years of a deferral period and generally does not obligate us to issue qualifying warrants.

The indenture limits our obligation to raise proceeds from the sale of shares of common stock to pay deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) prior to the ninth anniversary of the commencement of a deferral period in excess of an amount we refer to as the “common equity issuance cap.” The common equity issuance cap takes into account all sales of common stock and qualifying warrants under the alternative payment mechanism for that deferral period. Once we reach the common equity issuance cap for a deferral period, we will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period unless such deferral extends beyond the date which is nine years following the commencement of the relevant deferral period. Although we have the right to sell common stock if we have reached the common equity issuance cap, we have no obligation to do so. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that we have, but in general we are not obligated to sell qualifying warrants and no party may require us to. See “Description of the Junior Subordinated Notes—Alternative Payment Mechanism.”

We have the ability under certain circumstances to narrow the definition of qualifying APM securities.

We may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or qualifying warrants (but not both) from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. The elimination of either common stock or qualifying warrants from the definition of qualifying APM securities, together with continued application of the preferred stock cap, may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of the Trust Preferred Securities.

We currently do not intend to exercise our right to defer payments of interest on the JSNs. However, if we exercise that right in the future, the market price of the Trust Preferred Securities is likely to be affected. As a result of the existence of our deferral right, the market price of the Trust Preferred Securities, payments on which depend solely on payments being made on the JSNs, may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the JSNs and you elect to sell Trust Preferred Securities during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Trust Preferred Securities until the payment of interest at the end of the deferral period.

If we do defer interest payments on the JSNs, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your proportionate share of the JSNs, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash distribution related to any accrued and unpaid interest from the Trust if you sell the Trust Preferred Securities before the record date for any deferred distributions, even if you held the Trust Preferred Securities on the date that the payments would normally have been paid. See “Certain United States Federal Income Tax Consequences—United States Holders—Interest Income and Original Issue Discount.”

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any JSNs, whether voluntary or not, a holder of JSNs will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest) on such holder’s JSNs.

Holders of the Trust Preferred Securities have limited rights under the JSNs.

Except as described below, you, as a holder of the Trust Preferred Securities, will not be able to exercise directly any other rights with respect to the JSNs.

If an event of default under the Declaration of Trust were to occur and be continuing, holders of the Trust Preferred Securities would rely on the enforcement by the property trustee of its rights as the registered holder of the JSNs against us. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities would have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the Declaration of Trust, including the right to direct the property trustee to exercise the remedies available to it as the holder of the JSNs.

The indenture for the JSNs provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after it becomes known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSNs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If the property trustee were to fail to enforce its rights under the JSNs in respect of an indenture event of default after a record holder of the Trust Preferred Securities had made a written request, that record holder may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the JSNs. In addition, if we were to fail to pay interest or principal on the JSNs on the date that interest or principal is otherwise payable, except for deferrals permitted by the Declaration of Trust and the indenture, and this failure to pay were continuing, holders of the Trust Preferred Securities may directly institute a proceeding for enforcement of payment of the principal of or interest on the JSNs having a principal amount equal to the aggregate liquidation amount of their Trust Preferred Securities (a “direct action”) after the respective due dates specified in the JSNs. In connection with a direct action, we would have the right under the indenture and the Declaration of Trust to set off any payment made to that holder by us.

The property trustee, as holder of the JSNs on behalf of the Trust, has only limited rights of acceleration.

The property trustee, as holder of the JSNs on behalf of the Trust, may accelerate payment of the principal and accrued and unpaid interest on the JSNs only upon the occurrence and continuation of an indenture event of default. An indenture event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us or the receivership of our lead bank.

There is no right of acceleration upon breaches by us of other covenants under the indenture or default on our payment obligations under the guarantee. In addition, the indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

The secondary market for the Trust Preferred Securities may be illiquid.

We are unable to predict how the Trust Preferred Securities will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the Trust Preferred Securities. Although we will apply to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “STI 36,” we can give you no assurance as to the liquidity of any market that may develop for the Trust Preferred Securities. As Trust Preferred Securities may only be held or transferred in amounts having an aggregate liquidation amount of at least $1,000, the trading market for Trust Preferred Securities may be less active than markets for securities that may be held or transferred in smaller denominations and may be less liquid.

SUNTRUST

Through our flagship subsidiary, SunTrust Bank, we provide deposit, credit, and trust and investment services. Additional subsidiaries provide mortgage banking, insurance, asset management, equipment leasing, brokerage and capital market services. SunTrust’s client base encompasses a broad range of individuals and families, high-net-worth clients, businesses and institutions.

SunTrust enjoys strong market positions in some of the highest growth markets in the United States and also serves clients in selected markets nationally. Our priorities include consistency in financial performance, quality in customer service and a strong commitment to all segments of the communities we serve.

SunTrust’s 1,699 retail and specialized service branches and 2,568 ATMs are located primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia and the District of Columbia. In addition, SunTrust provides clients with a selection of technology-based banking channels including Internet, PC and Telephone Banking. Our internet address is www.suntrust.com.

As of September 30, 2006, SunTrust had total assets under advisement of $238.5 billion. This includes $201.8 billion in assets under management and non-managed trust assets as well as $36.7 billion in retail brokerage assets. SunTrust’s mortgage servicing portfolio grew to $124.8 billion at year end.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “STI.” Our principal executive offices are located at SunTrust Banks, Inc., 303 Peachtree Street, NE, Atlanta, Georgia 30308. Our telephone number is 404-588-7711.

If you would like to know more about us, see our documents incorporated by reference in this prospectus supplement as described in the section “Where You Can Find More Information.”

THE TRUST

The following is a summary of some of the terms of the Trust. This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trust but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request as described above under “Where You Can Find More Information.”

SunTrust Capital VIII, or the “Trust,” is a statutory trust organized under Delaware law pursuant to a Declaration of Trust, signed by us, as sponsor of the Trust, the Delaware trustee, the property trustee and the administrative trustees and the filing of a certificate of trust with the Delaware Secretary of State. The Declaration of Trust of the Trust will be amended and restated in its entirety by us, the Delaware trustee, the property trustee and the administrative trustees before the issuance of the Trust Preferred Securities. We refer to the Declaration of Trust, as so amended and restated, as the “Declaration of Trust.” The Declaration of Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.”

The Trust was established solely for the following purposes:

•	issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the Trust;

•	investing the gross proceeds of the Trust Preferred Securities and the common securities in the JSNs; and

•	engaging in only those activities convenient, necessary or incidental thereto.

We will own all of the Trust’s common securities, either directly or indirectly. The common securities rank equally with the Trust Preferred Securities and the Trust will make payment on its Trust securities pro rata, except that upon certain events of default under the Declaration of Trust relating to payment defaults on the JSNs, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. We will acquire common securities in an aggregate liquidation amount equal to $10,000.

The Trust’s business and affairs will be conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees will be U.S. Bank National Association, as the property trustee, or “property trustee,” and U.S. Bank Trust National Association, as the Delaware trustee, or “Delaware trustee,” and three or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with us. The property trustee will act as sole trustee under the Declaration of Trust for purposes of compliance with the Trust Indenture Act and will also act as trustee under the guarantee and the indenture. See “Description of the Guarantee.”

Unless an event of default under the indenture has occurred and is continuing at a time that the Trust owns any JSNs, the holders of the common securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee.

The property trustee and/or the Delaware trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the Trust Preferred Securities. In addition, holders of a majority in liquidation amount of the Trust Preferred Securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee if an event of default under the indenture has occurred and is continuing.

The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the Trust’s common securities, and in no event will the holders of the Trust Preferred Securities have such right.

The Trust is a “finance subsidiary” of us within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the Trust are included in this prospectus supplement, and we do not expect that the Trust will file reports with the SEC under the Exchange Act.

The Trust is perpetual, but may be dissolved earlier as provided in the Declaration of Trust.

We will pay all fees and expenses related to the Trust and the offering of the Trust Preferred Securities.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $988,618,625, after expenses and underwriting commissions. The Trust will invest the proceeds from the sale of the Trust Preferred Securities and all of the proceeds from the sale of the common securities in the JSNs issued by us.

Subject to the prior approval of the Federal Reserve, we intend to use the net proceeds from this offering together with cash on hand to redeem junior subordinated debt securities underlying currently outstanding traditional trust preferred securities issued by certain of our subsidiary trusts. The following table sets forth the name of the issuer trust for each series of trust preferred securities relating to the junior subordinated debt securities to be redeemed, the aggregate principal amount expected to be redeemed (in thousands) and the interest rate and maturity date for each such series of junior subordinated debt securities:

Issuer Trust	Principal Amount	Interest Rate	Maturity Date
SunTrust Capital IV	$300,000	7.125%	October 15, 2031
SunTrust Capital V	300,000	7.05	December 15, 2031
Crestar Capital Trust I(1)	200,000	8.16	December 15, 2026
National Commerce Capital Trust II	200,000	7.70	December 15, 2031

(1)	The optional redemption price for the junior subordinated debt securities underlying the trust preferred securities issued by Crestar Capital Trust I is 104.08% of the principal amount thereof, or $208,160.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, SunTrust is subject to regulation, supervision and examination by the Board of Governors of the Federal Reserve. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to SunTrust, please refer to SunTrust’s annual report on Form 10-K for the fiscal year ended December 31, 2005, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, SunTrust’s earnings are affected by actions of the Federal Reserve, the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

SunTrust’s earnings are also affected by general economic conditions, its management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on our business.

Depositary institutions, like SunTrust’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. SunTrust also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. SunTrust’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

ACCOUNTING AND REGULATORY CAPITAL TREATMENT

The Trust will not be consolidated on our balance sheet as a result of the accounting changes reflected in FASB Interpretation No. 46, “Consolidation of Variable Interest Entities,” as revised in December 2003. Accordingly, for balance sheet purposes we will recognize the aggregate principal amount, net of discount, of the JSNs we issue to the Trust as a liability and the amount we invest in the Trust’s common securities as an asset. The interest paid on the JSNs will be recorded as interest expense on our income statement.

On March 1, 2005, the Federal Reserve adopted amendments to its risk-based capital guidelines. Among other things, the amendments confirm the continuing inclusion of outstanding and prospective issuances of trust preferred securities in the Tier 1 capital of bank holding companies, but make the qualitative requirements for trust preferred securities issued on or after April 15, 2005 more restrictive in certain respects and make the quantitative limits applicable to the aggregate amount of trust preferred securities and other restricted core capital elements that may be included in Tier 1 capital of bank holding companies more restrictive. The Trust Preferred Securities will qualify as Tier 1 capital.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the ratio of earnings to fixed charges of SunTrust, which includes our subsidiaries, on a consolidated basis. The ratio of earnings to fixed charges has been computed by dividing:

•	net income plus all applicable income taxes plus fixed charges, by

•	fixed charges.

Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, and the portion of net rental expense deemed to be equivalent to interest on long-term debt. Interest expense, other than on deposits, includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

	Nine Months Ended September 30		Twelve Months Ended December 31
	2006	2005	2005	2004	2003	2002	2001
Including interest on deposits	1.61	1.97	1.89	2.43	2.28	1.94	1.66
Excluding interest on deposits	2.81	3.20	3.09	3.78	3.66	3.24	2.62

We did not declare or pay dividends on any shares of preferred stock during any of the periods shown and accordingly our ratios of earnings to fixed charges and preferred stock dividends would be the same as the ratios shown above. We issued our Perpetual Preferred Stock, Series A on September 12, 2006 and may declare dividends on such shares in the future.

CAPITALIZATION

The following table sets forth the consolidated capitalization of SunTrust as of September 30, 2006, as adjusted to give effect to:

•	the issuance on October 25, 2006 of $501 million principal amount of our Remarketable Junior Subordinated Notes due 2042 to SunTrust Preferred Capital I and the related issuance by SunTrust Preferred Capital I of 500,000 5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities;

•	the repurchase during the period from October 1, 2006 to the date hereof of an aggregate of 9,926,589 shares of our common stock for $870.7 million, net of settlement costs, pursuant to our accelerated share repurchase program under which SunTrust may receive additional shares at no additional cost;

•	the issuance of the Trust Preferred Securities and the JSNs; and

•	the application of the net proceeds to redeem junior subordinated debt securities underlying currently outstanding traditional trust preferred securities issued by certain of our subsidiary trusts.

You should read the following table together with SunTrust’s consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	September 30, 2006
	Actual	As Adjusted
	(Dollars in thousands)
Long-Term Debt:
Subordinated notes and debentures	$3,936,757	$3,936,757
Notes issued to trusts formed to issue trust preferred securities	1,883,485	2,383,485
Other long-term debt	11,657,034	11,657,034

Total long-term debt	17,477,276	17,977,276

Shareholders’ Equity:
Preferred stock	500,000	500,000
Common stock	370,578	370,578
Additional paid in capital	6,735,458	6,627,165
Retained earnings	10,258,441	10,258,441
Accumulated other comprehensive income	1,178,764	1,178,764
Treasury stock, at cost, and other	(453,934)	(1,225,726)

Total shareholders’ equity	18,589,307	17,709,222

Total long-term debt and shareholders’ equity	$36,066,583	$35,686,498

Capital Ratios:
Risk-based Tier 1 capital ratio	7.70%	7.47%
Risk-based total capital ratio	11.07	10.84
Tier 1 leverage ratio	7.27	7.05

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a brief description of the terms of the Trust Preferred Securities and of the Declaration of Trust under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Declaration of Trust, copies of which are available upon request from us.

General

The Trust Preferred Securities will be issued pursuant to the Declaration of Trust. The property trustee, U.S. Bank National Association, will act as indenture trustee for the Trust Preferred Securities under the Declaration of Trust for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Preferred Securities will include those stated in the Declaration of Trust, including any amendments thereto, and those made part of the Declaration of Trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The Trust will own all of our 6.100% Extendible Junior Subordinated Notes, or “JSNs.”

In addition to the Trust Preferred Securities, the Declaration of Trust authorizes the administrative trustees of the Trust to issue common securities on behalf of the Trust. We will own directly or indirectly all of the Trust’s common securities. The common securities rank on a parity, and payments upon redemption, liquidation or otherwise will be made on a proportionate basis, with the Trust Preferred Securities except as set forth below under “—Ranking of Common Securities.” The Declaration of Trust does not permit the Trust to issue any securities other than the common securities and the Trust Preferred Securities or to incur any indebtedness.

The payment of distributions out of money held by the Trust, and payments upon redemption of the Trust Preferred Securities or liquidation of the Trust, are guaranteed by us to the extent described under “Description of the Guarantee.” The guarantee, when taken together with our obligations under the JSNs and the indenture and our obligations under the Declaration of Trust, including our obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the common securities and the Trust Preferred Securities, has the effect of providing a full and unconditional guarantee of amounts due on the Trust Preferred Securities. U.S. Bank National Association, as the guarantee trustee, will hold the guarantee for the benefit of the holders of the Trust Preferred Securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay those distributions. In that case, except in the limited circumstances in which the holder may take direct action, the remedy of a holder of the Trust Preferred Securities is to vote to direct the property trustee to enforce the property trustee’s rights under the JSNs.

When we use the term “holder” in this prospectus supplement with respect to a registered Trust Preferred Securities, we mean the person in whose name such Trust Preferred Securities is registered in the security register. The Trust Preferred Securities will be held in book-entry form only, as described under “Book-Entry System,” except in the circumstances described in that section, and will be held in the name of The Depository Trust Company (“DTC”) or its nominee.

We will apply to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “STI 36.”

Distributions

You will be entitled to receive periodic distributions on the stated liquidation amount of $1,000 per Trust Preferred Security on the same payment dates and in the same amounts as we pay interest on a principal amount of JSNs equal to the liquidation amount of such Trust Preferred Security. Distributions will accumulate from December 6, 2006. The Trust will make distribution payments on the Trust Preferred Securities semi-annually in arrears, on each June 15 and December 15, beginning on June 15, 2007 and continuing to December 15, 2036, or if that day is not a business day, the next business day, which is the scheduled maturity date for the JSNs. If any JSNs remain outstanding after the scheduled maturity date, they will bear interest at a floating annual rate equal to one-month LIBOR plus 1.965%, payable monthly until repaid and, accordingly, the Trust will make corresponding monthly distributions on the Trust Preferred Securities. If we defer payment of interest on the JSNs, distributions by the Trust on the Trust Preferred Securities will also be deferred.

On each distribution date, the Trust will pay the applicable distribution to the holders of the Trust Preferred Securities on the record date for that distribution date, which shall be the last day of the month immediately preceding the month in which the distribution date falls, whether or not a business day. Distributions on the Trust Preferred Securities will be cumulative. The Trust Preferred Securities will be effectively subordinated to the same debts and liabilities to which the JSNs are subordinated, as described under “Description of the Junior Subordinated Notes—Subordination.”

For purposes of this prospectus supplement, “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York, Atlanta, Georgia, or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or on or after the scheduled maturity date (as defined under “Description of the Junior Subordinated Notes—Repayment of Principal”), a day that is not a London business day. A “London business day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

In the event that any date on which distributions are payable on the Trust Preferred Securities is not a business day, then payment of the distribution will be made on the next succeeding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. The period beginning on and including December 6, 2006 and ending on but excluding the first distribution date and each period after that period beginning on and including a distribution date and ending on but excluding the next distribution date is called a “distribution period.” Distributions to which holders of Trust Preferred Securities are entitled but are not paid will accumulate additional distributions at the annual rate.

The funds available to the Trust for distribution to holders of the Trust Preferred Securities will be limited to payments under the JSNs. If we do not make interest payments on the JSNs, the property trustee will not have funds available to pay distributions on the Trust Preferred Securities. The Trust will pay distributions through the property trustee, which will hold amounts received from the JSNs in a payment account for the benefit of the holders of the Trust Preferred Securities and the common securities.

Deferral of Distributions

We have the right, on one or more occasions, to defer payment of interest on the JSNs for one or more consecutive interest periods that do not exceed 10 years, as described under “Description of Junior Subordinated Notes—Option to Defer Interest Payments” below. If we exercise this right, the Trust will also defer paying a corresponding amount of distributions on the Trust Preferred Securities during that period of deferral. We refer to this period as a “deferral period.” No deferral period may extend beyond the final repayment date of the JSNs or the earlier repayment or redemption in full of the JSNs.

Although neither we nor the Trust will be required to make interest or distribution payments during deferral periods other than pursuant to the alternative payment mechanism described under

“Description of the Junior Subordinated Notes—Alternative Payment Mechanism” below, interest on the JSNs will continue to accrue during deferral periods and, as a result, distributions on the Trust Preferred Securities will continue to accumulate at the annual rate for the JSNs, compounded on each interest payment date. References to “accumulated and unpaid distributions” in this prospectus supplement include all accumulated and unpaid distributions, including compounded amounts thereon.

If the Trust defers distributions, the accumulated and unpaid distributions will be paid on the distribution payment date following the last day of the deferral period to the holders on the record date for that distribution payment date. Upon termination of a deferral period and payment of all amounts due on the Trust Preferred Securities, SunTrust may elect to begin a new deferral period.

If we exercise our deferral right, then during any deferral period, we generally may not make payments on or redeem or repurchase our capital stock or our debt securities or guarantees ranking pari passu with or junior to the JSNs upon liquidation, subject to certain limited exceptions, as described under “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

Redemption

If we repay or redeem the JSNs, in whole or in part, whether at, prior to or after the scheduled maturity date, the property trustee will use the proceeds of that repayment or redemption to redeem a total amount of Trust Preferred Securities and common securities equal to the amount of JSNs redeemed or repaid. Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Trust Preferred Securities in connection with a redemption of the JSNs, though not in connection with a repayment of the JSNs at scheduled maturity, is subject to prior approval of the Federal Reserve.

The redemption price per Trust Preferred Security will equal the applicable redemption or repayment price attributed to $1,000 in principal amount of the JSNs calculated as described under “Description of the Junior Subordinated Notes—Redemption” or “—Repayment of Principal” below, in each case plus accumulated but unpaid distributions to the date of payment. If less than all Trust Preferred Securities and common securities are redeemed, the amount of each to be redeemed will be allocated pro rata based upon the total amount of Trust Preferred Securities and common securities outstanding, except in the case of a payment default, as set forth below under “—Ranking of Common Securities” below.

Redemption Procedures

Notice of any redemption will be mailed by the property trustee at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed. Notwithstanding the foregoing, notice of any redemption of Trust Preferred Securities relating to the repayment of the JSNs will be mailed at least 10 but not more than 15 business days before the redemption date to the registered address of each holder of Trust Preferred Securities to be redeemed.

If (i) the Trust gives a notice of redemption of Trust Preferred Securities for cash and (ii) we have paid to the property trustee, or the paying agent on behalf of the property trustee, a sufficient amount of cash in connection with the related redemption or maturity of the JSNs, then on the redemption date, the property trustee, or the paying agent on behalf of the property trustee, will irrevocably deposit with DTC funds sufficient to pay the redemption price for the class of Trust Preferred Securities being redeemed. See “Book-Entry System.” The Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the Trust Preferred Securities. Distributions to be paid on or before the redemption date for any Trust Preferred Securities called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the Trust Preferred Securities called for redemption are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust Preferred Securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the Trust Preferred Securities.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such Trust Preferred Securities called for redemption will cease, except the right of the holders of such Trust Preferred Securities to receive the redemption price and any distribution payable in respect of the Trust Preferred Securities on or prior to the redemption date, but without interest on such redemption price; and

•	the Trust Preferred Securities called for redemption will cease to be outstanding.

If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay).

If payment of the redemption amount for any JSNs called for redemption is improperly withheld or refused and accordingly the redemption amount of the Trust Preferred Securities is not paid either by the Trust or by us under the guarantee, then interest on the JSNs will continue to accrue and distributions on the Trust Preferred Securities called for redemption will continue to accumulate at the applicable rate then borne by such Trust Preferred Securities from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

Redemptions of the Trust Preferred Securities will require prior approval of the Federal Reserve.

If less than all of the JSNs are to be redeemed on a redemption date, then the aggregate liquidation amount of Trust Preferred Securities and common securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and common securities based upon the relative liquidation amounts of such classes, except in the case of a payment default, as set forth below under “—Ranking of Common Securities.” The property trustee will select the particular Trust Preferred Securities to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding Trust Preferred Securities not previously called for redemption by any method the property trustee deems fair and appropriate, or if the Trust Preferred Securities are in book-entry only form, in accordance with the procedures of DTC. See “Book-Entry System.”

For all purposes of the Declaration of Trust, unless the context otherwise requires, all provisions relating to the redemption of Trust Preferred Securities shall relate, in the case of any Trust Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Trust Preferred Securities that has been or is to be redeemed.

Subject to applicable law, including, without limitation, U.S. federal securities laws and the replacement capital covenant, and subject to the Federal Reserve’s risk-based capital guidelines and policies applicable to bank holding companies, we or our affiliates may at any time and from time to time purchase outstanding Trust Preferred Securities by tender, in the open market or by private agreement.

Optional Liquidation of Trust and Distribution of JSNs to Holders

Under the Declaration of Trust, the Trust shall dissolve upon the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of SunTrust;

•	the written direction from us, as holder of the Trust’s common securities, to the property trustee to dissolve the Trust and distribute a like amount of the JSNs to the holders of the Trust Preferred Securities and common securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of the Trust Preferred Securities as described under “—Redemption”; or

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the Trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of the Trust Preferred Securities and common securities a like amount of the JSNs. If the property trustee determines that such distribution is not possible or if the early dissolution occurs as a result of the redemption of Trust Preferred Securities, then the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust Preferred Securities and common securities shall be paid on a pro rata basis, except as set forth under “—Ranking of Common Securities.”

After the liquidation date fixed for any distribution of JSNs to holders of Trust Preferred Securities:

•	the Trust Preferred Securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as the record holder of the Trust Preferred Securities, will receive a registered global certificate or certificates representing the JSNs to be delivered upon such distribution;

•	any certificates representing the Trust Preferred Securities not held by DTC or its nominee or surrendered to the exchange agent will be deemed to represent JSNs having a principal amount equal to the stated liquidation amount of such Trust Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Preferred Securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of the Trust Preferred Securities will cease, except the right to receive JSNs upon such surrender.

Under current United States federal income tax law, and assuming, as expected, the Trust is treated as a grantor trust, a distribution of JSNs in exchange for the Trust Preferred Securities would not be a taxable event to you. See “Certain United States Federal Income Tax Consequences—United States Holders—Receipt of JSNs upon Liquidation of the Trust” below.

Ranking of Common Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, Trust Preferred Securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Preferred Securities and common securities, except that upon the occurrence and continuation of a payment default on the JSNs, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities.

In the case of any event of default under the Declaration of Trust resulting from an event of default under the indenture for the JSNs, we, as holder of the Trust’s common securities, will have no right to act with respect to any such event of default under the Declaration of Trust until the effect of all such events of default with respect to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the Declaration of Trust with respect to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of Trust Preferred Securities and not on our behalf, and only the holders of the Trust Preferred Securities will have the right to direct the property trustee to act on their behalf.

If an early dissolution event occurs in respect of the Trust, no liquidation distributions shall be made on the Trust’s common securities unless full liquidation distributions are made on the Trust Preferred Securities.

Events of Default under Declaration of Trust

Any one of the following events constitutes an event of default under the Declaration of Trust, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the indenture with respect to the JSNs beneficially owned by the Trust;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Declaration of Trust for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Declaration of Trust; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 30 days after any Trust Event of Default actually known to the property trustee occurs, the property trustee will transmit notice of such Trust Event of Default to the holders of the affected class of Trust securities and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the Declaration of Trust.

The existence of a Trust Event of Default under the Declaration of Trust, in and of itself, with respect to the JSNs does not entitle the holders of the Trust Preferred Securities to accelerate the maturity of such JSNs.

An event of default under the indenture for the JSNs with respect to our failure to pay interest that we are otherwise obligated to pay on the JSNs in full within 30 days after the conclusion of a deferral period that continues for 10 years entitles the property trustee, as sole holder of the JSNs, to declare the JSNs due and payable under the indenture. For a more complete description of remedies available upon the occurrence of an event of default with respect to the JSNs, see “Description of the Junior Subordinated Notes—Events of Default; Waiver and Notice” and “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantees” below.

Removal of Trustees

Unless an event of default under the indenture has occurred and is continuing, the property trustee and/or the Delaware trustee may be removed at any time by the holder of the Trust’s common securities. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding Trust Preferred Securities for cause or by the holders of a majority in liquidation amount of the Trust Preferred Securities if an event of default under the indenture has occurred and is continuing. In no event will the holders of the Trust Preferred Securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration of Trust.

Co-Trustees and Separate Property Trustee

Unless an event of default under the indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust property may at the time be located, we, as the holder of the Trust’s common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Declaration of Trust. If an event of default under the indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the Declaration of Trust, provided that such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the Declaration of Trust. The Trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a successor trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to the Trust Preferred Securities, or

•	substitutes for the Trust Preferred Securities other securities having substantially the same terms as the Trust Preferred Securities, or the “Successor Securities,” so long as the Successor Securities rank the same as the Trust Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the property trustee is appointed to hold the JSNs then held by or on behalf of the property trustee;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Trust Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of Trust Preferred Securities, including any Successor Securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, or “Investment Company Act”;

•	the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified as an association or a partnership for U.S. federal income tax purposes; and

•	we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the Trust Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a partnership for U.S. federal income tax purposes.

Voting Rights; Amendment of the Declaration of Trust

Except as provided herein and under “Description of the Guarantee—Amendments and Assignment” and as otherwise required by law and the Declaration of Trust, the holders of the Trust Preferred Securities will have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to the Declaration of Trust, including in respect of JSNs beneficially owned by the Trust. Under the Declaration of Trust, however, the property trustee will be required to obtain their consent before exercising some of its rights in respect of these securities.

Declaration of Trust. We and the administrative trustees may amend the Declaration of Trust without the consent of the holders of the Trust Preferred Securities, the property trustee or the Delaware trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of Trust Preferred Securities or the property trustee or the Delaware trustee or impose any additional duty or obligation on the property trustee or the Delaware trustee, to:

•	cure any ambiguity, correct or supplement any provisions in the Declaration of Trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Declaration of Trust, which may not be inconsistent with the other provisions of the Declaration of Trust;

•	modify, eliminate or add to any provisions of the Declaration of Trust to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a partnership at all times that any Trust securities are outstanding, to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act or to ensure the treatment of the Trust Preferred Securities as Tier 1 capital under prevailing Federal Reserve rules and regulations;

•	provide that certificates for the Trust Preferred Securities may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by us of an authentication agent and certain related provisions;

•	require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes; or

•	conform the terms of the Declaration of Trust to the description of the Declaration of Trust, the Trust Preferred Securities and the Trust’s common securities in this prospectus supplement, in the manner provided in the Declaration of Trust.

Any such amendment shall become effective when notice thereof is given to the property trustee, the Delaware trustee and the holders of the Trust Preferred Securities.

We and the administrative trustees may generally amend the Declaration of Trust with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding Trust Preferred Securities affected by the amendments; and

•	receipt by the trustees of the Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees of the Trust or the administrative trustees in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of Trust securities, the Declaration of Trust may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

Indenture and JSNs. So long as the property trustee holds any JSNs, the trustees of the Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Trust Preferred Securities:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the JSNs, or execute any trust or power conferred on the indenture trustee with respect to such JSNs;

•	waive any past default that is waivable under the indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the JSNs is due and payable; or

•	consent to any amendment, modification or termination of the indenture or such JSNs, where such consent by the holders of the JSNs shall be required.

If a consent under the indenture would require the consent of each holder of JSNs affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the Trust Preferred Securities.

The property trustee will notify each holder of Trust Preferred Securities of any notice of default with respect to the JSNs. In addition to obtaining the foregoing approvals of the holders of the Trust Preferred Securities, before taking any of the foregoing actions, the administrative trustees of the Trust will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than one or more grantor trusts or agency arrangements or as an association or a partnership for U.S. federal income tax purposes. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the Trust Preferred Securities except by subsequent vote of the holders of the Trust Preferred Securities.

General. Any required approval of holders of Trust Preferred Securities may be given at a meeting of holders of Trust Preferred Securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of Trust Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder of Trust Preferred Securities in the manner set forth in the Declaration of Trust.

No vote or consent of the holders of Trust Preferred Securities will be required for the Trust to redeem and cancel the Trust Preferred Securities in accordance with the Declaration of Trust.

Notwithstanding that holders of the Trust Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Trust Preferred Securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the Trust Preferred Securities shall be made to DTC, which shall credit the relevant accounts on the applicable distribution dates. If any Trust Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent shall initially be U.S. Bank National Association and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that U.S. Bank National Association shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

U.S. Bank National Association will act as registrar and transfer agent, or “Transfer Agent,” for the Trust Preferred Securities.

Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither the Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any Trust Preferred Securities can be exchanged for other Trust Preferred Securities so long as such other Trust Preferred Securities are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the Trust Preferred Securities that were surrendered for exchange. The Trust Preferred Securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the Trust Preferred Securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the Trust Preferred Securities. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the Trust Preferred Securities for registration of transfer or exchange. However, the Trust will be required to maintain an office or agency in each place of payment for the Trust Preferred Securities.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the property trustee undertakes to perform only the duties that are specifically set forth in the Declaration of Trust. After a Trust Event of Default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the Declaration of Trust at the request of any holder of Trust Preferred Securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Declaration of Trust or is unsure of the application of any provision of the Declaration of Trust, and the matter is not one upon which holders of Trust Preferred Securities are entitled under the Declaration of Trust to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take or refrain from taking any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates may maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the Declaration of Trust, we, as sponsor, agree to pay:

•	all debts and other obligations of the Trust (other than with respect to the Trust Preferred Securities);

•	all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and

•	any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.

Governing Law

The Declaration of Trust will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the JSNs will be treated as indebtedness of SunTrust for U.S. federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration of Trust, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the Trust Preferred Securities.

Holders of the Trust Preferred Securities have no preemptive or similar rights. The Trust Preferred Securities are not convertible into or exchangeable for our common stock or preferred stock.

Subject to the replacement capital covenant and to the Federal Reserve’s risk-based capital guidelines and policies applicable to bank holding companies, we or our affiliates may from time to time purchase any of the Trust Preferred Securities that are then outstanding by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Further Issues

The Trust has the right to issue additional Trust Preferred Securities of this series in the future, provided that: the Trust receives an opinion of counsel experienced in such matters that after the issuance the Trust will continue to be classified for United States federal income tax purposes as a grantor trust and that the issuance will not result in a gain or loss to existing holders; the Trust receives an opinion of counsel experienced in such matters that after the issuance the Trust will not be required to register as an investment company under the Investment Company Act; and the Trust concurrently purchases a like amount of JSNs.

Any such additional Trust Preferred Securities will have the same terms as the Trust Preferred Securities being offered by this prospectus supplement but may be offered at a different offering price and accrue distributions from a different date than the Trust Preferred Securities being offered hereby. If issued, any such additional Trust Preferred Securities will become part of the same series as the Trust Preferred Securities being offered hereby.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a brief description of the terms of the JSNs and the indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the JSNs and the indenture referred to below, copies of which are available upon request from us.

The JSNs will be issued pursuant to the junior subordinated indenture, dated as of October 25, 2006, between us and U.S. Bank National Association, as indenture trustee. We refer to the junior subordinated indenture, as amended and supplemented (including by a second supplemental indenture, to be dated as of December 6, 2006), as the “indenture,” and to U.S. Bank National Association or its successor, as indenture trustee, as the “indenture trustee.” You should read the indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to a registered JSN, we mean the person in whose name such JSN is registered in the security register. We expect that the JSNs will be held in book-entry form only, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

The indenture does not limit the amount of debt that we or our subsidiaries may incur either under the indenture or other indentures to which we are or become a party. The JSNs are not convertible into or exchangeable for our common stock or authorized preferred stock.

General

The JSNs will be unsecured and will be deeply subordinated upon our liquidation (whether in bankruptcy or otherwise) to all of our indebtedness for money borrowed, including, after application of the net proceeds of this offering as described under “Use of Proceeds,” approximately $884 million of junior subordinated debt securities underlying outstanding traditional trust preferred securities of SunTrust and other subordinated debt that is not by its terms expressly made pari passu with or junior to the JSNs upon liquidation, but will be pari passu with trade creditors and with our Remarketable Junior Subordinated Notes due 2042 held by SunTrust Preferred Capital I and the guarantee thereof and other Pari Passu Securities, as defined below under “—Subordination.”

Interest Rate and Interest Payment Dates

Until the scheduled maturity date of December 15, 2036, the JSNs will bear interest at the annual rate of 6.100% and we will pay interest semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2007. We refer to these dates as “interest payment dates” and we refer to the period beginning on and including December 6, 2006 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date as an “interest period.” The amount of interest payable for any interest period ending on or prior to the scheduled maturity date will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date before the scheduled maturity date of December 15, 2036 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day and no interest will accrue as a result of that postponement.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest,” we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

If any amount of JSNs remains outstanding after the scheduled maturity date, the principal amount of the outstanding JSNs will bear interest at a floating interest rate until repaid as described under “—Repayment of Principal” below.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the JSNs for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date, subject to our obligations described under “—Alternative Payment Mechanism” and “—Repayment of Principal” below. We may not defer interest beyond the final repayment date, as defined under “—Repayment of Principal” below, or the earlier repayment or redemption in full of the JSNs.

Deferred interest on the JSNs will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the JSNs.

We have agreed in the indenture that, subject to the occurrence and continuation of a supervisory event or a market disruption event (each as described further below):

•	immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell qualifying APM securities pursuant to the alternative payment mechanism and apply the eligible proceeds to the payment of any deferred interest (and compounded interest) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	we will not pay deferred interest on the JSNs (and compounded interest thereon) prior to the final repayment date or at any time an event of default has occurred and is continuing from any source other than eligible proceeds, except as contemplated by the following paragraph. We may pay current interest at all times from any available funds.

If a supervisory event has occurred and is continuing, then we may (but are not obligated to) pay deferred interest with cash from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying APM securities pursuant to the alternative payment mechanism but a supervisory event arises from the Federal Reserve disapproving the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

Although our failure to comply with the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the indenture, it will not constitute an event of default under the indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the foregoing rules with respect to the alternative payment mechanism and payment of interest during a deferral period will not apply to any interest on the JSNs that is deferred and unpaid as of the date of consummation of the business combination.

If we have paid all deferred interest (and compounded interest) on the JSNs, we can again defer interest payments on the JSNs as described above.

If the property trustee, on behalf of the Trust, is the sole holder of the JSNs, we will give the property trustee and the relevant Delaware trustee written notice of our election of a deferral period at least five business days before the earlier of:

•	the next succeeding date on which the distributions on the Trust Preferred Securities are payable; and

•	the date the property trustee is required to give notice to holders of the Trust Preferred Securities of the record or payment date for the related distribution.

The property trustee will give notice of SunTrust’s election of a deferral period to the holders of the Trust Preferred Securities.

If the property trustee, on behalf of the Trust, is not the sole holder of the JSNs, we will give the holders of the JSNs and the indenture trustee written notice of our election of a deferral period at least five business days before the next interest payment date.

SunTrust has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the JSNs.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any JSNs remain outstanding, if we have given notice of our election to defer interest payments on the JSNs but the related deferral period has not yet commenced or a deferral period is continuing, then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities or guarantees that rank upon our liquidation on a parity with the JSNs (including the JSNs, “parity securities”) or junior to the JSNs; or

•	make any payments under any guarantee that ranks pari passu with or junior to our guarantee related to the JSNs.

The restrictions listed above do not apply to:

•	any repurchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course prior to the beginning of the deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•	the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the holders of the Trust Preferred Securities;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	any payment of current interest on parity securities that is made pro rata to the amounts due on such parity securities (including the JSNs) and any payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities; provided that such payments are made in accordance with the last paragraph under “—Alternative Payment Mechanism” to the extent it applies; or

•	any payment of principal in respect of parity securities having the same scheduled maturity date as the JSNs, as required under a provision of such parity securities that is substantially the same as the provision described below under “—Repayment of Principal,” and that is made on a pro rata basis among one or more series of parity securities having such a provision and the JSNs.

Our outstanding junior subordinated debt securities contain provisions that will restrict the payment of principal of, and interest on, and the repurchase or redemption of, any of the JSNs as well as any guarantee payments on the guarantee of the JSNs if circumstances comparable to the foregoing occur with respect to those securities, subject to certain exceptions.

In addition, if any deferral period lasts longer than one year, the limitation on our ability to redeem or repurchase our common stock will continue until the first anniversary of the date on which all deferred interest has been paid.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Subject to the conditions described in “—Option to Defer Interest Payments” above and to the exclusions described in this section and in “—Market Disruption Events” below, if we defer interest on the JSNs, we will be required, commencing not later than (i) the first interest payment date on which we pay current interest (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, to issue qualifying APM securities until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest, on the JSNs. We refer to this period as the “APM period ” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to pay deferred interest (and compounded interest) on the JSNs.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	we may (but are not obligated to) pay deferred interest with cash from any source if a supervisory event has occurred and is continuing;

•	we are not required to issue common stock (or, if we have amended the definition of “qualifying APM securities” to eliminate common stock, as discussed below, qualifying warrants) with respect to deferred interest attributable to the first five years of any deferral period (including compounded interest thereon) if the net proceeds of any issuance of common stock applied during such deferral period to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of common stock and qualifying warrants so applied for that deferral period, would exceed an amount equal to 2% of the product of the average of the current stock market prices of our common stock on the 10 consecutive trading days ending on the second trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “common equity issuance cap”);

•	we are not required to issue qualifying preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock applied to pay interest on the JSNs pursuant to the alternative payment mechanism, together with the net proceeds of all prior issuances of qualifying preferred stock applied during the current and all prior deferral periods, would exceed 25% of the aggregate principal amount of the JSNs initially issued under the indenture (the “preferred stock issuance cap”); and

•	so long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below, the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, subject to the common equity issuance cap, we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the JSNs, and no class of investors of our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common equity issuance cap for a deferral period, we will not be required to issue more common stock under the alternative payment mechanism with respect to deferred interest attributable to the first five years of such deferral period (including compounded interest thereon) even if the amount referred to in the second bullet point above subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. The common equity issuance cap will cease to apply after the ninth anniversary of the commencement of any deferral period, at which point we must pay any deferred interest regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any supervisory event or market disruption event. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently repay all deferred interest, the common equity issuance cap will cease to apply at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

“Eligible proceeds ” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of qualifying preferred stock in excess of the preferred stock issuance cap) to persons that are not our subsidiaries.

“Qualifying APM securities ” means common stock, qualifying preferred stock and qualifying warrants, provided that we may, without the consent of the holders of the Trust Preferred Securities or the JSNs, amend the definition of “qualifying APM securities” to eliminate common stock or qualifying warrants (but not both) from the definition if we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. We will promptly notify the holders of the JSNs, and the trustees of the Trust will promptly notify the holders of the Trust Preferred Securities, in the manner contemplated in the indenture and the Declaration of Trust, of such change.

“Qualifying preferred stock ” means our non-cumulative perpetual preferred stock that (i) contains no remedies other than “permitted remedies” and (ii)(a) is subject to “intent-based replacement disclosure” and has a “mandatory trigger provision,” as such terms are defined under “Replacement Capital Covenant” below, or (b) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs.

“Qualifying warrants ” means any net share settled warrants to purchase our common stock that (1) have an exercise price greater than the “current stock market price” of our common stock, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to repurchase for cash in any circumstances. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

A “supervisory event ” shall commence upon the date we have notified the Federal Reserve of our intention and affirmatively requested Federal Reserve approval both (1) to sell qualifying APM securities and (2) to apply the net proceeds of such sale to pay deferred interest on the JSNs, and we have been notified that the Federal Reserve disapproves of either action mentioned in that notice. A supervisory event shall cease on the business day following the earlier to occur of (A) the tenth anniversary of the commencement of any deferral period, or (B) the day on which the Federal Reserve notifies us in writing that it no longer disapproves of our intention to both (1) issue or sell qualifying APM securities and (2) apply the net proceeds from such sale to pay deferred interest on the JSNs. The occurrence and continuation of a supervisory event will excuse us from our obligation to sell qualifying APM securities and to apply the net proceeds of such sale to pay deferred interest on the JSNs and will permit us to pay deferred interest using cash from any other source without breaching our obligations under the indenture. Because a supervisory event will exist if the Federal Reserve disapproves of either of these requests, the Federal Reserve will be able, without triggering a default under the indenture, to permit us to sell qualifying APM securities but to prohibit us from applying the proceeds to pay deferred interest on the JSNs.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the JSNs and the Trust Preferred Securities will be limited in such circumstances as described under “Risk Factors—The property trustee, as holder of the JSNs on behalf of the Trust, has only limited rights of acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap and preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the JSNs. If we have outstanding parity securities under which we are obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the JSNs and those other parity securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap (or comparable provisions in the instruments governing those parity securities) in proportion to the total amounts that are due on the JSNs and such securities, or on such other basis as the Federal Reserve may approve.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market, on which our common stock and/or preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the relevant exchange or by any other regulatory body or governmental agency having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, our common stock and/or preferred stock;

•	we would be required to obtain the consent or approval of a regulatory body (including, without limitation, any securities exchange but excluding the Federal Reserve) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “—Repayment of Principal” below, as the case may be, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•	the number of shares necessary to raise sufficient proceeds to pay the deferred interest payments would exceed our “shares available for issuance” (as defined below) and consent of our shareholders to increase the amount of authorized shares has not been obtained (SunTrust having used commercially reasonable efforts to obtain such consent); provided that the foregoing market disruption event will not relieve us of our obligation to issue the number of shares available for issuance and to apply the proceeds thereof in partial payment of deferred interest;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in our common stock or preferred stock has been materially disrupted;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in our common stock or preferred stock has been materially disrupted;

•	the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in our common stock or preferred stock has been materially disrupted;

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, such that market trading in our common stock or preferred stock has been materially disrupted;

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede our ability to consummate that transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•	we reasonably believe that the offering document for the offer and the sale of qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the indenture trustee (which the indenture trustee will promptly forward upon receipt to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event or supervisory event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event or supervisory event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided or (b) the market disruption event or supervisory event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying APM securities due to pricing, dividend rate or dilution considerations.

Obligation to Seek Shareholder Approval to Increase Authorized Shares

Under the indenture, we will be required to use commercially reasonable efforts to seek shareholder consent to increase the number of our authorized shares if, at any date, the “shares available for issuance” fall below the greater of:

•	25,000,000 shares (as adjusted for any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction), and

•	three times the number of shares that we would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average trading price of our shares over the 10 trading day period preceding such date):

•	then outstanding deferred interest on the JSN, plus

•	twelve additional months of deferred interest on the JSNs.

A failure to use our commercially reasonable efforts to seek shareholder consent to increase the number of authorized shares would constitute a breach under the indenture, but would not constitute an event of default under the indenture giving rise to acceleration rights.

Our “shares available for issuance” will be calculated in two steps. First, we will deduct from the number of our authorized and unissued shares, the maximum number of shares of common stock that can be issued under existing reservations and commitments under which we are able to determine such maximum number. After deducting that number of shares from our authorized and unissued shares, we will allocate on a pro rata basis or such other basis as we determine is appropriate, the remaining available shares to the share settlement mechanism and to any other similar commitment that is of an indeterminate nature and under which we are then required to issue shares. The definition of “shares available for issuance” will have the effect of giving absolute priority for issuance to those reservations and commitments under which we are able to determine the maximum number of shares issuable irrespective of when they were entered into.

We will be permitted to modify the definition of “shares available for issuance” and the related provisions of the indenture without the consent of holders of the Trust Preferred Securities or JSNs, provided that (i) we have determined, in our reasonable discretion, that such modification is not materially adverse to such holders, (ii) the rating agencies then rating the Trust Preferred Securities confirm the then current ratings of the Trust Preferred Securities and (iii) the number of shares available for issuance after giving effect to such modification will not fall below the then applicable threshold set forth in the third preceding paragraph above.

Repayment of Principal

Scheduled maturity. We must repay the principal amount of the JSNs, together with accrued and unpaid interest, on December 15, 2036, or if that date is not a business day, the following business day (“scheduled maturity date”), subject to the limitations described below.

Our obligation to repay the JSNs on the scheduled maturity date is limited. We are required to repay the JSNs on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the JSNs on the scheduled maturity date, the unpaid amount will remain outstanding from month to month until we have raised sufficient proceeds to permit repayment in full in accordance with the replacement capital covenant, we redeem the JSNs or an event of default occurs.

We will agree in the indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the JSNs in full on this date in accordance with the replacement capital covenant. We will further agree in the indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next monthly interest payment date, and on each monthly interest payment date thereafter until the JSNs are paid in full. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant the principal amount of JSNs that we may redeem or repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative preferred stock and REIT preferred securities in addition to qualifying capital securities, we have no obligation under the indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the JSNs on the scheduled maturity date or at any time thereafter.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment eliminates common stock, rights to acquire common stock or mandatorily convertible preferred stock for purposes of determining the extent to which repayment, redemption or purchase of the JSNs or Trust Preferred Securities is permitted in accordance with the replacement capital covenant and we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes or (ii) such amendment or supplement is not adverse to the holders of the specified series of indebtedness benefiting from the replacement capital covenant.

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the JSNs or the Trust Preferred Securities. With respect to qualifying capital securities, we have agreed in the indenture for the JSNs that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption or purchase of the JSNs or Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the JSNs have been distributed by the Trust, a majority by principal amount of the JSNs.

Any unpaid amounts on the JSNs that remain outstanding beyond the scheduled maturity date will bear interest at an annual rate equal to one-month LIBOR, as defined below, plus 1.965%, accruing from December 15, 2036 and computed on the basis of a 360-day year and the actual number of days elapsed. We will pay interest on the JSNs after the scheduled maturity date monthly in arrears on the 15th day of each calendar month (or if this day is not a business day, the following business day), beginning on January 15, 2037, subject to our rights and obligations under “—Option to Defer Interest Payments” and “—Alternative Payment Mechanism” above. References in this prospectus supplement to “interest payment dates” after the scheduled maturity date are to these dates.

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the JSNs under the terms of the replacement capital covenant if we provide written certification to the indenture trustee (which certification will be forwarded to each holder of record of Trust Preferred Securities) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date after the scheduled maturity date, the 30-day period preceding the date of the certificate; and

•	either (a) the market disruption event continued for the entire 180-day period or 30-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the JSNs in full.

Net proceeds that we are permitted to apply to repayment of the JSNs on and after the scheduled maturity date will be applied, first, to pay deferred interest (including compounded interest thereon) to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the JSNs; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the JSNs, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the JSNs and those other securities having the same scheduled maturity date as the JSNs pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the JSNs has been paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or 30-day period, we will not be required to repay any JSNs on the scheduled maturity date or the next monthly interest payment date, as applicable, but we will use those net proceeds to repay the JSNs on the next monthly interest payment date as of which we have raised at least $5 million of net proceeds.

For the purposes of calculating interest due on the JSNs after the scheduled maturity date:

•

“One-month LIBOR” means, with respect to any monthly interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR determination date for that monthly interest period. If such rate does not appear on Telerate Page 3750, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that monthly interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month LIBOR with respect to that monthly interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%)

of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that monthly interest period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that monthly interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, one-month LIBOR for that monthly interest period will be the same as one-month LIBOR as determined for the previous monthly interest period or, in the case of the monthly interest period beginning on the scheduled maturity date, 5.349%. The establishment of one-month LIBOR for each monthly interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means U.S. Bank National Association, or any other successor appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant monthly interest period.

•	“Telerate Page 3750” means the display so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

Final repayment date. Any principal amount of the JSNs, together with accrued and unpaid interest, will be due and payable on the final repayment date for the JSNs, regardless of the amount of qualifying capital securities we have issued and sold by that time. Initially, the final repayment date will be December 1, 2066. We may elect to extend the final repayment date up to two times in 10-year increments on either or both of December 15, 2016 and December 15, 2026 (each, an “extension date”), and as a result the final repayment date may be extended to December 1, 2076 or December 1, 2086, if all the following criteria are satisfied:

•	on the applicable extension date the JSNs are rated investment grade by Moody’s Investor Services or Standard & Poor’s or, if Moody’s and S&P (or their respective successors) are no longer in existence, the equivalent rating by a nationally recognized statistical rating organization within the meaning of 15c3-1(c)(2)(vi)(F) under the Exchange Act;

•	during the three years prior to the applicable extension date:

•	no event of default has occurred in respect of any of our then outstanding debt for money borrowed; and

•	we did not have any outstanding deferred payments under any of our then outstanding preferred stock or debt for money borrowed; and

•	on the applicable extension date we delivered a written certification to the indenture trustee dated as of such date stating that on the applicable extension date (i) we believe that the likelihood that we will elect to defer interest on the JSNs is remote, (ii) we expect to make all required payments on the JSNs in accordance with their terms, and (iii) we expect to be able to satisfy our obligations under the replacement capital covenant relating to the JSNs.

From and after the applicable extension date the final repayment date will be the final repayment date as so extended.

Redemption

The JSNs:

•	are repayable on the scheduled maturity date or thereafter as described under “—Repayment of Principal” above;

•	are redeemable, in whole or in part, at our option at any time at the redemption price set forth below;

•	are redeemable, in whole but not in part, after the occurrence of a “tax event,” a “rating agency event,” a “capital treatment event” or an “investment company event,” as described below; and

•	are not subject to any sinking fund or similar provisions.

Any redemption of JSNs will be subject to the restrictions described under “Replacement Capital Covenant” below. Moreover, under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the JSNs prior to the scheduled maturity date is subject to prior approval of the Federal Reserve.

In the case of any optional redemption or redemption within 90 days after the occurrence of a “tax event” or a “rating agency event,” each as defined below, the redemption price will be equal to (1) 100% of the principal amount of the JSNs being redeemed or (2) in the case of any redemption prior to December 15, 2036, if greater, the present value of scheduled payments of principal and interest from the redemption date to that date on the JSNs being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread, in each case plus accrued and unpaid interest to the redemption date. In the case of a redemption within 90 days after the occurrence of a “capital treatment event” or an “investment company event,” the redemption price will be equal to 100% of the principal amount of the JSNs, plus accrued and unpaid interest to the redemption date.

“Tax event” means that the receipt by SunTrust of an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to or change (including any announced prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after the date of issuance of the Trust Preferred Securities; or

•	official administrative decision or judicial decision interpreting or applying those laws or regulations that is announced on or after the date of issuance of the Trust Preferred Securities;

there is more than an insubstantial risk that:

•	the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the JSNs;

•	interest payable by us on the JSNs is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Rating agency event” means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that currently publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the JSNs, as such criteria is in effect on the date of this prospectus supplement (the “current criteria”), which change results in a lower equity credit being given to the JSNs as of the date of such change than the equity credit that would have been assigned to the JSNs as of the date of such change by such rating agency pursuant to its current criteria. For the avoidance of doubt, a rating agency event will not have occurred if at any future date the equity credit given to the JSNs is reduced solely due to a failure to extend the final repayment date of the JSNs.

For the purposes of clause (2) in the third preceding paragraph:

•	“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the JSNs being redeemed in a tender offer based on a spread to United States Treasury yields;

•	“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances;

•	“treasury dealer” means Goldman, Sachs & Co. (or its successor) or, if Goldman, Sachs & Co. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes; and

•	“applicable spread ” means 0.50% if the redemption is within 90 days after the occurrence of a tax event or a rating agency event and 0.25% in all other cases.

“Investment company event ” means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that the Trust is, or will be within 90 days of the date of such opinion of counsel, considered an “investment company” that is required to be registered under the Investment Company Act.

“Capital treatment event ” means our reasonable determination that, as a result of the occurrence of any amendment to, or change (including any announced prospective change) in, the laws (or any rules or regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws, rules or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Trust Preferred Securities, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the aggregate liquidation amount of the Trust Preferred Securities as “Tier 1 capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to SunTrust.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of JSNs to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the JSNs or portions thereof called for redemption.

We may not redeem the JSNs in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding JSNs for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither we nor the indenture trustee will be required to:

•	issue, register the transfer of, or exchange, JSNs during a period beginning at the opening of business 15 days before the day of selection for redemption of JSNs and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any JSNs so selected for redemption, except, in the case of any JSNs being redeemed in part, any portion thereof not to be redeemed.

Subordination

Our obligations to pay interest and premium (if any) on, and principal of, the JSNs are subordinate and junior in right of payment and upon liquidation to all our senior and subordinated indebtedness, whether now outstanding or subsequently incurred, including all of our indebtedness for money borrowed, including, after application of the net proceeds of the offering as described under “Use of Proceeds,” approximately $884 million of junior subordinated debt securities underlying outstanding traditional trust preferred securities of SunTrust and other indebtedness evidenced by bonds, debentures, notes or similar instruments, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, obligations associated with derivative products including but not limited to interest rate and foreign exchange contracts and futures contracts relating to mortgages, commodity contracts, capital lease obligations and guarantees of any of the foregoing, but not including trade accounts payable and accrued liabilities arising in the ordinary course of business, which will rank equally in right of payment and upon liquidation with the JSNs and other debt securities and guarantees that by their terms do not rank senior or pari passu in right of payment to the JSNs; provided, however, that the JSNs and the guarantee will rank equally upon liquidation with any Pari Passu Securities. “Pari Passu Securities” means (i) indebtedness that, among other things, (a) qualifies or is issued to financing vehicles issuing securities that qualify as Tier 1 capital of SunTrust under the capital guidelines of the Federal Reserve and (b) by its terms ranks equally with the JSNs in right of payment and upon liquidation; and (ii) guarantees of indebtedness described in clause (i) or securities issued by one or more financing vehicles described in clause (i). Pari Passu Securities does not include our junior subordinated debentures or guarantees issued in connection with our outstanding traditional trust preferred securities, each of which ranks or will rank senior to the Trust Preferred Securities and any junior subordinated debentures or guarantees that may be issued in the future in connection with traditional trust preferred securities, but does include our Remarketable Junior Subordinated Notes due 2042 held by SunTrust Preferred Capital I and the guarantee thereof. We refer to our obligations to which the JSNs are subordinated upon liquidation as our “senior and subordinated debt.” All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the JSNs to the extent of the assets of such subsidiaries. As of September 30, 2006, our indebtedness for money borrowed ranking senior to the JSNs upon liquidation, on an unconsolidated basis, totaled approximately $6.2 billion and our subsidiaries’ direct borrowings and deposit liabilities that would effectively rank senior to the JSNs upon liquidation totaled approximately $158.3 billion.

Notwithstanding the foregoing or any other provision of the indenture, provided that we are not subject to a bankruptcy, insolvency, liquidation or similar proceeding, we may pay interest or principal on parity securities, as that term is defined under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” above, in accordance with that section and free of the limitations described in the preceding paragraph.

In addition, we will not incur any additional indebtedness for borrowed money that ranks pari passu with or junior to the JSNs except in compliance with applicable Federal Reserve regulations and guidelines.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior and subordinated debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the JSNs. In such an event, we will pay or deliver directly to the holders of senior and subordinated debt and of other indebtedness described in the previous sentence, any payment or distribution otherwise payable or deliverable to holders of the JSNs. We will make the payments to the holders of senior and subordinated debt according to priorities existing among those holders until we have paid all senior and subordinated debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the JSNs so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the JSNs.

If such events in bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior and subordinated debt, the holders of JSNs together with the holders of any of our other obligations ranking equal with the JSNs will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the JSNs and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the JSNs.

If we violate the indenture by making a payment or distribution to holders of the JSNs before we have paid all the senior and subordinated debt in full, then such holders of the JSNs will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior and subordinated debt. Notwithstanding the subordination provisions discussed in this paragraph, holders of JSNs will not be required to pay, or transfer payments or distributions to, holders of senior and subordinated debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•	payment on those securities is subordinate to outstanding senior and subordinated debt and any securities issued with respect to senior and subordinated debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the JSNs.

Because of the subordination, if we become insolvent, holders of senior and subordinated debt may receive more, ratably, and holders of the JSNs having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the indenture in connection with the JSNs.

We may modify or amend the indenture as provided under “—Modification of Indenture” below. However, the modification or amendment may not, without the consent of the holders of all senior and subordinated debt outstanding, modify any of the provisions of the indenture relating to the subordination of the JSNs in a manner that would adversely affect the holders of senior and subordinated debt.

The indenture places no limitation on the amount of senior and subordinated debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior and subordinated debt.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The indenture provides that a holder of JSNs, by that holder’s acceptance of the JSNs, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its JSNs, that holder of JSNs will have no claim for, and thus no right to receive, optionally deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s JSNs.

Additional Interest

If the JSNs are owned by the Trust and if the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes (including backup withholding taxes), imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the JSNs. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

We will appoint a paying agent from whom holders of JSNs can receive payment of the principal of and any premium and interest on the JSNs. We may elect to pay any interest on the JSNs by mailing a check to the person listed as the owner of the JSNs in the security register or by wire transfer to an account designated by that person in writing not less than 10 days before the date of the interest payment. One of our affiliates may serve as the paying agent under the indenture. We will pay interest on the JSNs:

•	on an interest payment date to the person in whose name that JSN is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment to the person who surrenders such JSN at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the JSNs and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such JSN can only look to us for the payments on such JSN.

Any JSN can be exchanged for other JSNs so long as such other JSNs are denominated in authorized denominations and have the same aggregate principal amount and same terms as the JSNs that were surrendered for exchange. The JSNs may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the JSNs, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the JSNs. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the JSNs for registration of transfer or exchange. However, we will be required to maintain an office or agency in each place of payment for the JSNs.

Denominations

The JSNs will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. We expect that the JSNs will be held in book-entry form only, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

Limitation on Mergers and Sales of Assets

The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	certain other conditions as prescribed in the indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the indenture and under the JSNs.

Events of Default; Waiver and Notice

The following events are “events of default ” with respect to the JSNs:

•	default in the payment of interest, including compounded interest, in full on any JSNs for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period;

•	bankruptcy of SunTrust; or

•	receivership of SunTrust Bank.

The indenture for the JSNs provides that the indenture trustee must give holders notice of all defaults or events of default within 30 days after it becomes actually known to a responsible officer of the indenture trustee. However, except in the cases of a default or an event of default in payment on the JSNs, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the indenture occurs and continues, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding JSNs may declare the entire principal and all accrued but unpaid interest on all JSNs to be due and payable immediately. If the indenture trustee or the holders of JSNs do not make such declaration and the JSNs are beneficially owned by the Trust or trustee of the Trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding JSNs can, subject to certain conditions (including, if the JSNs are held by the Trust or the trustee of the Trust, the consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities), rescind the declaration. If the holders of the JSNs do not rescind such declaration and the JSNs are beneficially owned by the Trust or trustee of the Trust, the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities shall have such right.

The holders of a majority in aggregate principal amount of the outstanding JSNs may waive any past default, except:

•	a default in payment of principal or any premium or interest; or

•	a default under any provision of the indenture that itself cannot be modified or amended without the consent of the holder of each outstanding JSN.

If the JSNs are beneficially owned by the Trust or a trustee of the Trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities.

The holders of a majority in principal amount of the JSNs shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee.

We are required to file an officers’ certificate with the indenture trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the indenture.

If the JSNs are beneficially owned by the Trust or a trustee of the Trust, a holder of Trust Preferred Securities may institute a direct action against us if we fail to make interest or other payments on the JSNs when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSNs; or

•	suing us to enforce the property trustee’s rights under the JSNs.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of the Trust Preferred Securities without the consent of all such holders.

Actions Not Restricted by Indenture

The indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “—Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” above.

The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the JSNs upon a change of control or other event involving us that may adversely affect the creditworthiness of the JSNs.

The alternative payment mechanism, which is implemented through our covenants in the indenture, will not affect the ability of the Federal Reserve to allow or require us to issue qualifying APM securities for supervisory purposes independent of, and not restricted by, the alternative payment mechanism or the other terms of the JSNs.

No Protection in the Event of a Highly Leveraged Transaction

The indenture does not protect holders from a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations, or similar restructurings or other highly leveraged transactions.

Distribution of Corresponding Assets

If the JSNs are owned by the Trust, under circumstances involving the dissolution of the Trust, the JSNs may be distributed to the holders of the Trust securities in liquidation of the Trust after satisfaction of the Trust’s liabilities to its creditors, provided that any required regulatory approval is obtained. See “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of JSNs to Holders.”

If the JSNs are distributed to the holders of Trust Preferred Securities, we anticipate that the depositary arrangements for the JSNs will be substantially identical to those in effect for the Trust Preferred Securities. See “Book-Entry System” below.

Modification of Indenture

Under the indenture, certain of our rights and obligations and certain of the rights of holders of the JSNs may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding JSNs. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest (including any additional interest), including the scheduled maturity date and the final repayment date (other than changes upon an extension as described under “—Repayment of Principal” above);

•	a reduction in or change in the manner of calculating payments due on the JSNs;

•	a change in the place of payment or currency in which any payment on the JSNs is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the JSNs;

•	a reduction in the percentage of outstanding JSNs required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a change in the subordination of the JSNs in a manner adverse to holders; and

•	a modification of any of the foregoing requirements contained in the indenture.

Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding JSNs may, on behalf of all holders of the JSNs, waive compliance by us with any covenant or condition contained in the indenture.

If the JSNs are held by or on behalf of the Trust, no modification may be made that adversely affects the holders of the Trust Preferred Securities in any material respect, and no termination of the indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the Trust Preferred Securities. If the consent of the holder of each outstanding JSN is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of the Trust Preferred Securities.

We and the indenture trustee may execute, without the consent of any holder of JSNs, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the indenture and the JSNs;

•	adding covenants of us for the benefit of the holders of the JSNs, transferring any property to or with the indenture trustee or surrendering any of our rights or powers under the indenture;

•	adding any additional events of default for the JSNs;

•	changing or eliminating any restrictions on the payment of principal or premium, if any, on JSNs in registered form, provided that any such action shall not adversely affect the interests of the holders of the JSNs of any series in any material respect;

•	evidencing and providing for the acceptance of appointment under the indenture by a successor trustee with respect to the JSNs;

•	curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein or making any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the JSNs in any material respect or if the JSNs are beneficially owned by the Trust and for so long as any of the Trust Preferred Securities shall remain outstanding, the holders of the Trust Preferred Securities;

•	adding to, changing or eliminating any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action shall not adversely affect the interest of the holders of the JSNs in any material respect; or

•	conforming the terms of the indenture and the JSNs to the description of the JSNs in this prospectus supplement, in the manner provided in the indenture.

Governing Law

The indenture and the JSNs will be governed by, and construed in accordance with, the laws of the State of New York.

The Indenture Trustee

The indenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the indenture trustee is under no obligation to exercise any of the powers under the indenture at the request, order or direction of any holders of JSNs unless offered reasonable indemnification.

Miscellaneous

We or our affiliates may from time to time purchase any of the JSNs that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE GUARANTEE

The following is a brief description of the terms of the guarantee. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the guarantee, copies of which are available upon request from us.

General

The following payments on the Trust Preferred Securities, also referred to as the “guarantee payments,” if not fully paid by the Trust, will be paid by us under a guarantee, or “guarantee,” that we will execute and deliver for the benefit of the holders of Trust Preferred Securities. Pursuant to the guarantee, we will irrevocably and unconditionally agree to pay in full the guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, to the extent the Trust has funds available to make the payment;

•	the redemption price for any Trust Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the Trust Preferred Securities, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the Trust Preferred Securities upon liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the Trust Preferred Securities or by causing the Trust to pay the amounts to the holders.

If we do not make a required payment on the JSNs, the Trust will not have sufficient funds to make the related payments on the Trust Preferred Securities. The guarantee does not cover payments on the Trust Preferred Securities when the Trust does not have sufficient funds to make these payments. If we do not pay any amounts on the JSNs when due, holders of the Trust Preferred Securities will have to rely on the enforcement by the property trustee of its rights as registered holder of the JSNs or proceed directly against us for payment of any amounts due on the JSNs. See “—Status of the Guarantee” below. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The guarantee does not limit the incurrence or issuance by us of other secured or unsecured indebtedness.

The guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as “guarantee trustee” for the guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The guarantee trustee will hold the guarantee for the benefit of the holders of the Trust Preferred Securities.

Effect of the Guarantee

The guarantee, when taken together with our obligations under the indenture and the Trust’s obligations under the Declaration of Trust, including the obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust securities, has the effect of providing a full and unconditional guarantee on a subordinated basis of payments due on the Trust Preferred Securities. See “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee.”

We will also agree separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Trust’s common securities to the same extent as the guarantee.

Status of the Guarantee

The guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our senior and subordinated debt in the same manner as our JSNs as set forth in the indenture; and

•	equally with all other guarantees for payments on Trust Preferred Securities that we issue in the future to the extent the related subordinated notes by their terms rank pari passu with the JSNs, our subordinated notes that we issue in the future to the extent that by their terms rank pari passu with the JSNs and any of our other present or future obligations that by their terms rank pari passu with such guarantee.

The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. The guarantee will be held for the benefit of the holders of the Trust Preferred Securities. The guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the Trust.

Amendments and Assignment

The guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of the Trust Preferred Securities in any material respect. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the Trust Preferred Securities then outstanding.

Termination of the Guarantee

The guarantee will terminate:

•	upon full payment of the redemption price of all Trust Preferred Securities;

•	upon the distribution of the JSNs in exchange for all of the Trust Preferred Securities; or

•	upon full payment of the amounts payable in accordance with the Declaration of Trust upon liquidation of the Trust.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the guarantee.

Events of Default

An event of default under the guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under the guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of Trust Preferred Securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to the guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of Trust Preferred Securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates may maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG TRUST PREFERRED SECURITIES, JUNIOR

SUBORDINATED NOTES AND GUARANTEE

As set forth in the Declaration of Trust, the exclusive purposes of the Trust are:

•	issuing the Trust securities representing beneficial interests in the Trust;

•	investing the gross proceeds of the Trust securities in the JSNs; and

•	engaging in only those activities necessary or incidental thereto.

As long as payments of interest and other payments are made when due on the JSNs, those payments will be sufficient to cover the distributions and payments due on the Trust securities. This is due to the following factors:

•	the Trust will hold an aggregate principal amount of JSNs equal to the sum of the aggregate liquidation amount of the Trust Preferred Securities and Trust’s common securities;

•	the interest rate on the JSNs will match the distribution rate on the Trust Preferred Securities and Trust’s common securities;

•	the interest and other payment dates on the JSNs will match the distribution dates for the Trust Preferred Securities and Trust’s common securities;

•	under the guarantee, we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust, other than those relating to such Trust securities; and

•	the Declaration of Trust further provides that the trustees may not cause or permit the Trust to engage in any activity that is not consistent with the purposes of the Trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on the Trust securities to the extent described in this prospectus supplement. If we do not make interest payments on the JSNs, the Trust will not have sufficient funds to pay distributions on the Trust securities. The guarantee is a subordinated guarantee in relation to the Trust securities. The guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. See “Description of the Guarantee.”

We have the right to set off any payment that we are otherwise required to make under the indenture with any payment that we have previously made or are concurrently on the date of such payment making under the guarantee.

The guarantee covers the payment of distributions and other payments on the Trust securities only if and to the extent that we have made a payment of interest or principal or other payments on the JSNs. The guarantee, when taken together with our obligations under the JSNs and the indenture and our obligations under the Declaration of Trust, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust securities.

If we fail to make interest or other payments on the JSNs when due, taking into account any deferral period, the Declaration of Trust allows the holders of the Trust Preferred Securities to direct the property trustee to enforce its rights under the JSNs. If the property trustee fails to enforce these rights, any holder of Trust Preferred Securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity.

A holder of Trust Preferred Securities may institute a direct action if we fail to make interest or other payments on the JSNs when due, taking into account any deferral period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the JSNs; or

•	suing us to enforce the property trustee’s rights under the JSNs.

We acknowledge that the guarantee trustee will enforce the guarantee on behalf of the holders of the Trust Preferred Securities. If we fail to make payments under the guarantee, the holders of the Trust Preferred Securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of Trust Preferred Securities may directly sue us to enforce the guarantee trustee’s rights under the guarantee. Such holder need not first sue the Trust, the guarantee trustee, or any other person or entity. A holder of Trust Preferred Securities may also directly sue us to enforce such holder’s right to receive payment under the guarantee. Such holder need not first direct the guarantee trustee to enforce the terms of the guarantee or sue the Trust or any other person or entity.

We and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the Trust Preferred Securities.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of JSNs is that a holder of JSNs would be entitled to receive from the issuer the principal amount of and interest accrued on such JSNs, while a holder of Trust securities is entitled to receive distributions from the Trust, or from us under the guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of each class of Trust Preferred Securities will receive the distributions described under “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of JSNs to Holders.” Upon any voluntary or involuntary liquidation or bankruptcy of SunTrust, the holders of the JSNs would be subordinated creditors of SunTrust, subordinated in right of payment to all indebtedness senior to the JSNs as set forth in the indenture, but entitled to receive payment in full of principal and interest before any of our shareholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of Trust Preferred Securities relative to other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from us.

At or around the time of issuance of the Trust Preferred Securities, we will enter into a replacement capital covenant pursuant to which we will agree for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness ranking senior to the JSNs (or in certain limited cases long-term indebtedness of our subsidiary, SunTrust Bank) that neither we nor any of our subsidiaries will repay, redeem or purchase any of the JSNs or the Trust Preferred Securities on or before the date that is 20 years prior to the final repayment date, unless:

•	in the case of a redemption or purchase, we have obtained the prior approval of the Federal Reserve if such approval is then required under the Federal Reserve’s capital guidelines or policies applicable to bank holding companies; and

•	the principal amount repaid, or the applicable redemption or purchase price does not exceed the sum of:

•	the “applicable percentage” of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent “measurement date” from the sale of common stock and rights to acquire common stock (including common stock and rights to acquire common stock issued pursuant to our dividend reinvestment plan or employee benefit plans); plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “mandatorily convertible preferred stock,” “debt exchangeable for equity,” or “qualifying non-cumulative preferred stock”; plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “REIT preferred securities”; plus

•	100% of the aggregate amount of net cash proceeds we and our subsidiaries have received since the most recent measurement date from the sale of “qualifying capital securities”;

provided that the foregoing restrictions shall not apply to (i) the purchase of the Trust Preferred Securities or any portion thereof in connection with the distribution thereof or (ii) purchases of the JSNs or Trust Preferred Securities or any portion thereof by our subsidiaries in connection with market-making or other secondary-market activities; and provided, further, that the foregoing restrictions shall not apply to any distribution of the JSNs to holders of the Trust Preferred Securities upon a dissolution of the Trust.

The following terms, as used in this description of the replacement capital covenant, have the following definitions:

“Alternative payment mechanism” means an alternative payment mechanism substantially similar to the alternative payment mechanism applicable to the JSNs.

“APM qualifying securities” means, with respect to an alternative payment mechanism, one or more of the following (as designated in the transaction documents for the qualifying capital securities that include an alternative payment mechanism, debt exchangeable for equity or a mandatory trigger provision, as applicable): common stock, rights to purchase common stock, or “qualifying non-cumulative preferred stock,” provided that if the APM qualifying securities for any alternative payment mechanism include both common stock and rights to purchase common stock, such alternative payment mechanism may permit, but need not require, us to issue rights to purchase common stock.

“Applicable percentage” means: (a) 133.33% with respect to any repayment, redemption or purchase on or prior to a date that is 50 years prior to the final repayment date; (b) 200% with respect to any repayment, redemption or purchase after the date that is 50 years prior to the final repayment date and on or prior to the date that is 25 years prior to the final repayment date; and (c) 400% with respect to any repayment, redemption or purchase after the date that is 25 years prior to the final repayment date.

“Debt exchangeable for equity ” means a security (or combination of securities) that: (a) gives the holder a beneficial interest in (i) our subordinated debt securities that require us to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising proceeds at least equal to the deferred distributions on the securities commencing not later than two years after initial issuance and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) and (ii) a fractional interest in a stock purchase contract for a share of our preferred stock; (b) provides that the investors directly or indirectly grant to us a security interest in such debt securities and their proceeds to secure the investors’ direct or indirect obligation to purchase preferred stock pursuant to the stock purchase contract; (c) includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of the security or earlier in the event of an early settlement event based on (i) our capital ratios, (ii) our capital ratios as anticipated by the Federal Reserve, or (iii) the dissolution of the issuer of such debt exchangeable for equity; (d) provides for the proceeds raised in the remarketing to be used to purchase preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of the securities, provides that we will settle the stock purchase contracts by foreclosing on our subordinated debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for equity; (e) includes a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs that will apply to such securities and to the preferred stock and will not include debt exchangeable for equity in the definition of “qualifying capital securities”; and (f) after the issuance of such preferred stock, provides the holder of the security with a beneficial interest in the preferred stock.

“Intent-based replacement disclosure” means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date. Notwithstanding the use of the term “intent-based replacement disclosure” in the definition of “qualifying capital securities” and “qualifying non-cumulative preferred stock,” the requirement in each such definition that a particular security or the related transaction documents include intent-based replacement disclosure shall be disregarded and given no force or effect for so long as we are a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatorily convertible preferred stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Mandatory trigger provision” means, as to any security or combination of securities (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that (a) require, or at its option in the case of qualifying non-cumulative preferred stock permit, the issuer of such securities to make payment of distributions on such securities only pursuant to the issuance and sale of “APM qualifying securities” within two years of failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts), and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (i) the amount of qualifying non-cumulative preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed 25% of the liquidation or principal amount of such securities and (ii) if the mandatory trigger provision does not permit the use of the proceeds of the issuance and sale of non-cumulative perpetual preferred stock to pay such distributions and does not require the issuance and sale of common stock and/or rights to purchase common stock and the application of the net proceeds thereof to the payment of such distributions within one year of such failure, then the amount of the net proceeds of the issuance and sale of common stock and/or rights to purchase common stock which the issuer may apply to pay such distributions pursuant to such provision may not exceed 2% of our market capitalization, (b) if the APM qualifying securities are common stock or rights to acquire common stock, prohibit the issuer from purchasing any of common stock prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) to pay such unpaid distributions in full, and (c) upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities (other than qualifying non-cumulative preferred stock) to distributions that accumulate during a period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (a) above of securities other than common stock or rights to acquire common stock or (y) two years of accumulated and unpaid distributions in all other cases. No remedy other than “permitted remedies” will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision or as a result of the issuer’s exercise of its right under an “optional deferral provision” until distributions have been deferred for one or more distribution periods that total together at least 10 years. It is acknowledged that as of the date of this prospectus supplement the Federal Reserve has not permitted a mandatory trigger provision in any securities issued by a bank holding company to be treated as Tier 1 capital for the bank holding company.

“Measurement date” means, with respect to any repayment, redemption or purchase of JSNs or Trust Preferred Securities, the later of (a) the date 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase and (b) to the extent the JSNs remain outstanding after December 15, 2036, the most recent date, if any, on which we or a subsidiary repaid, redeemed or purchased any JSNs or Trust Preferred Securities.

“Non-cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more “permitted remedies.”

“No payment provision” means a provision or provisions in the transaction documents for securities that include (a) an alternative payment mechanism and (b) an “optional deferral provision” modified and supplemented from the general definition of that term to provide that:

•	the issuer of such securities may, in its sole discretion, or (if the issuer elects to so provide in the terms of such securities) shall in response to a directive or order from the Federal Reserve,

defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, 10 years, without any remedy other than “permitted remedies” and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying; and

•	if the issuer becomes subject to a bankruptcy, insolvency, receivership or similar proceeding prior to the redemption or repayment of such securities, the holders of such securities will have no claim to any deferred and unpaid distributions exceeding (x) if the APM qualifying securities include only common stock or rights to acquire common stock and do not include qualifying non-cumulative preferred stock, 25% of the principal or stated amount of such securities then outstanding and (y) if the APM qualifying securities include qualifying non-cumulative preferred stock, two years of distributions on such securities; provided that if the APM qualifying securities include qualifying non-cumulative preferred stock and, accordingly, clause (y) applies, holders of such securities may have an additional preferred equity claim in respect of deferred and unpaid distributions which are in excess of two years of distributions that is senior to the issuer’s common stock and is or would be pari passu with any qualifying non-cumulative preferred stock up to the amount equal to their pro rata shares of any unused portion of the preferred stock issuance cap.

“Optional deferral provision” means, as to any securities or combination of securities, a provision in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities may, in its sole discretion, or shall in response to a directive order from the federal reserve, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to 10 years without any remedy other than “permitted remedies.”

“Permitted remedies” means, with respect to any securities, one or more of the following remedies: (a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded), and (b) complete or partial prohibitions on the issuer paying distributions on or repurchasing common stock or other securities that rank pari passu with or junior to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying capital securities” means securities (other than common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative preferred stock and REIT preferred securities) that, in the determination of our Board of Directors reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

•	in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities prior to the date that is 50 years prior to the final repayment date:

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the JSNs upon our liquidation, dissolution or winding-up, (b) have a “no payment provision”, (c) have no maturity or a maturity of at least 60 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs or have a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”; or

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs, (d) have an “optional deferral provision” and (e) have a “mandatory trigger provision”; or

•	in connection with any repayment, redemption or purchase of JSNs or Trust Preferred Securities at any time after the date that is 50 years prior to the final repayment date but on or prior to the date that is 30 years prior to the final repayment date:

•	all securities that would be “qualifying capital securities” with respect to a repayment, redemption or purchase of JSNs or Trust Preferred Securities prior to the date that is 50 years prior to the final repayment date;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the JSNs upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs and (d) have an “optional deferral provision”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the JSNs upon our liquidation, dissolution or winding-up, (b) are “non-cumulative,” (c) have no maturity or a maturity of at least 60 years and (d) are subject to “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the JSNs upon our liquidation, dissolution or winding up, (b) are “non-cumulative,” (c) have no maturity or a maturity of at least 40 years and (d) either (x) are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs or (y) have a “mandatory trigger provision” and are subject to “intent-based replacement disclosure”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the JSNs upon our liquidation, dissolution or winding-up, (b) have an “optional deferral provision,” (c) have a “mandatory trigger provision,” (d) are subject to “intent-based replacement disclosure” and (e) have no maturity or a maturity of at least 40 years;

•	cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (b) has no maturity or a maturity of at least 60 years, and (c) is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs; or

•	other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (1) pari passu with or junior to the JSNs or (2) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up), (b) have an “optional deferral provision” and (c) either (x) have no maturity or a maturity of at least 40 years and have a “mandatory trigger provision” and “intent-based replacement disclosure” or (y) have no maturity or a maturity of at least 25 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs and have a “mandatory trigger provision”; or

•	in connection with any repayment, redemption or purchase of JSNs at any time after the date that is 30 years prior to the final repayment date:

•	all of the types of securities that would be “qualifying capital securities” with respect to a repayment, redemption or purchase of JSNs or Trust Preferred Securities at any time after the date that is 50 years prior to the final repayment date but on or prior to the date that is 30 years prior to the final repayment date;

•	our preferred stock that (a) has no maturity or a maturity of at least 50 years, (b) is subject to “intent-based replacement disclosure” and (c) is “non-cumulative”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the JSNs upon our liquidation, dissolution or winding-up, (b) either (x) have no maturity or a maturity of at least 60 years and are subject to “intent-based replacement disclosure” or (y) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs, and (c) are “non-cumulative”;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the JSNs upon our liquidation, dissolution or winding-up, (b) have an “optional deferral provision,” (c) have a “mandatory trigger provision,” (d) have no maturity or a maturity of at least 30 years, and (e) are subject to “intent-based replacement disclosure”; or

•	cumulative preferred stock issued by us or our subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to “intent-based replacement disclosure” or (b) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs.

“Qualifying non-cumulative preferred stock” means our non-cumulative perpetual preferred stock that (a) ranks pari passu with or junior to all of our other preferred stock, (b) is perpetual, and (c) either (x) is subject to either a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs or (y) has a “mandatory trigger provision” and is subject to “intent-based replacement disclosure,” and in each case as to which the transaction documents provide for no remedies as a consequence of non-payment of distributions other than “permitted remedies.”

“REIT Preferred Securities” means non-cumulative perpetual preferred stock of a subsidiary of ours that we hold through a subsidiary (a “depository institution subsidiary”) that is a depository institution within the meaning of 12 C.F.R. § 204.2(m), which issuing subsidiary may or may not be a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, that is exchangeable for our non-cumulative perpetual preferred stock that and satisfies the following requirements:

•	such non-cumulative perpetual preferred stock and the related non-cumulative perpetual preferred stock of ours for which it may be exchanged qualifies as Tier 1 capital of the depository institution subsidiary under the risk-based capital guidelines of the appropriate federal banking agency and related interpretive guidance of such agency;

•	such non-cumulative perpetual preferred stock must be exchangeable automatically into our non-cumulative perpetual preferred stock in the event that the appropriate federal banking agency directs such depository institution subsidiary in writing to make a conversion because such depository institution subsidiary is (i) undercapitalized under the applicable prompt corrective action regulations, (ii) placed into conservatorship or receivership, or (iii) expected to become undercapitalized in the near term;

•	if the issuing subsidiary is a REIT, the transaction documents include provisions that would enable the REIT to stop paying distributions on its non-cumulative perpetual preferred stock without causing the subsidiary to fail to comply with the income distribution and other requirements of the Internal Revenue Code of 1986, as amended, applicable to REITs;

•	our non-cumulative perpetual preferred stock issued upon exchange for the non-cumulative perpetual preferred stock ranks pari passu or junior to our other preferred stock; and

•	such REIT preferred securities and our non-cumulative perpetual preferred stock for which it may be exchanged are subject to a replacement capital covenant substantially similar to the replacement capital covenant applicable to the JSNs.

Our ability to raise proceeds from common stock, rights to acquire common stock, mandatorily convertible preferred stock, debt exchangeable for equity, qualifying non-cumulative preferred stock, REIT preferred securities and qualifying capital securities during the applicable measurement period with respect to any repayment, purchase or redemption of JSNs or Trust Preferred Securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those securities.

The initial series of indebtedness benefiting from our replacement capital covenant is our 6% Subordinated Notes due 2026, which have CUSIP No. 867914AH6. The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered series of indebtedness approaches maturity or is to be redeemed or purchased such that the outstanding principal amount is less than $100,000,000, subject to additional procedures. We expect that, at all times prior to the final repayment date, we will be subject to the replacement capital covenant and, accordingly, restricted in our ability to repay, redeem or purchase the JSNs or the Trust Preferred Securities.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the specified series of long-term indebtedness. It may not be enforced by the holders of the Trust Preferred Securities or the JSNs. We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment eliminates common stock, rights to acquire common stock or mandatorily convertible preferred stock for purposes of determining the extent to which repayment, redemption or purchase of the JSNs or Trust Preferred Securities is permitted in accordance with the replacement capital covenant and we have been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes or (ii) such amendment or supplement is not adverse to the holders of the specified series of indebtedness benefiting from the replacement capital covenant.

With respect to qualifying capital securities, on the other hand, we have agreed in the indenture for the JSNs that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the JSNs or Trust Preferred Securities is permitted, except with the consent of holders of a majority by liquidation amount of the Trust Preferred Securities or, if the JSNs have been distributed by the Trust, a majority by principal amount of the JSNs.

BOOK-ENTRY SYSTEM

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” will act as securities depositary for the Trust Preferred Securities. The Trust Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of each class of Trust Preferred Securities, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. At any time when the JSNs may be held by persons other than the property trustee, one or more fully registered global security certificates, representing the total aggregate principal amount of JSNs, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in Trust Preferred Securities or JSNs, so long as the corresponding securities are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Declaration of Trust and the guarantee or the indenture or in the case of the Preferred Stock, entitled to the rights of holders thereof under our Articles of Incorporation. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the Trust Preferred Securities at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depository is not obtained, certificates for the Trust Preferred Securities are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates for the Trust Preferred Securities will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the global security certificates and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. None of us, the Trust, the trustees of the Trust or any agent for us or any of them, will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Declaration of Trust, the guarantee, the indenture or our Articles of Incorporation, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain of the United States federal income tax consequences of the purchase, beneficial ownership and disposition of the Trust Preferred Securities. It applies to you only if you acquire Trust Preferred Securities upon their original issuance at their original offering price and you hold your Trust Preferred Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns Trust Preferred Securities that are a hedge or that are hedged against interest rate risks;

•	a person that owns Trust Preferred Securities as part of a straddle or conversion transaction for tax purposes;

•	a person subject to alternative minimum tax; or

•	a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Trust Preferred Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Trust Preferred Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Trust Preferred Securities.

The JSNs are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the JSNs, and the opinion of our special tax counsel is not binding on the Internal Revenue Service (“IRS”). Investors should consult their own tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the Trust Preferred Securities, including the application to their particular situation of the United States federal income tax laws discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the JSNs

In connection with the issuance of the JSNs, King & Spalding LLP, our special tax counsel, will render its opinion to us generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the JSNs held by the Trust will be respected as indebtedness of SunTrust for United States federal income tax purposes (although the matter is not free from doubt). The remainder of this discussion assumes that the JSNs will not be recharacterized as other than indebtedness of SunTrust.

Classification of SunTrust Capital VIII

In connection with the issuance of the Trust Preferred Securities, King & Spalding LLP will render its opinion to us generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration of Trust, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The remainder of this discussion assumes the Trust is properly treated as a grantor trust. Accordingly, for United States federal income tax purposes, each holder of Trust Preferred Securities generally will be considered the owner of an undivided interest in the JSNs.

United States Holders

This subsection describes the tax consequences to a “United States Holder.” You are a United States Holder if you are a beneficial owner of a Trust Preferred Security and you are:

•	a citizen or resident of the United States;

•	a corporation (or other entity that is treated as a corporation for United States federal tax purposes) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia);

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if (1) a United States court can exercise primary supervision over the Trust’s administration and one or more United States persons are authorized to control all substantial decisions of the Trust, or (2) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder and not a partnership for United States federal income tax purposes.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the JSNs will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States Holder of Trust Preferred Securities should include in gross income that holder’s allocable share of stated interest on the JSNs at the time the interest is paid or accrued in accordance with that holder’s method of tax accounting. We further believe, and the remainder of this discussion assumes, that the likelihood of us not being able to repay the principal amount of the JSNs in full, together with accrued and unpaid interest, on the scheduled maturity date is remote.

The IRS has not defined the meaning of the term “remote” as used in the applicable Treasury Regulations in any binding ruling or interpretation, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement. Under the applicable Treasury Regulations, if as of the issue date the option to defer any payment of interest was determined not to be “remote,” or if we exercised that option, the JSNs would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be, and all stated interest on the JSNs would thereafter be treated as OID as long as the JSNs remained outstanding. In that event, a United States Holder would be required to include any such OID in income on an economic accrual basis, regardless of that United States Holder’s method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, the holder would be required to include OID in gross income even though neither we nor the Trust would make actual payments on the JSNs, or on the Trust Preferred Securities, as the case may be, during a deferral period.

Receipt of JSNs upon Liquidation of the Trust

We may liquidate the Trust at any time, in which case the JSNs will be distributed to holders in exchange for the Trust Preferred Securities, as described under “Description of the Trust Preferred Securities—Optional Liquidation of Trust and Distribution of JSNs to Holders.” Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the JSNs equal to that holder’s aggregate tax basis in its Trust Preferred Securities. A United States Holder’s holding period in the JSNs received in liquidation of the Trust would include the period during which the Trust Preferred Securities were held by that holder.

Sales of Trust Preferred Securities; Redemption of JSNs

A United States Holder will be considered to have disposed of all or part of its ratable share of the JSNs if it sells or otherwise disposes of Trust Preferred Securities or if we redeem the JSNs and distribute the proceeds in redemption of the Trust Preferred Securities. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Trust Preferred Securities and the amount realized on the sale, redemption or other disposition of those Trust Preferred Securities. Assuming that we do not exercise our option to defer payments of interest on the JSNs and that the JSNs are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the Trust Preferred Securities generally will be its initial purchase price. If the JSNs are deemed to be issued with OID, a United States Holder’s tax basis in the Trust Preferred Securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the Trust Preferred Securities since and including the date that the JSNs were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to that United States Holder’s ratable share of the JSNs required to be included in income, and generally will be long-term capital gain or loss if the Trust Preferred Securities have been held for more than one year.

If we exercise our option to defer payment of interest on the JSNs, the Trust Preferred Securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying JSNs. In the event of that deferral, a United States Holder who disposes of its Trust Preferred Securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the JSNs to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying JSNs deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, if you are a non-corporate United States Holder, payments made on the Trust Preferred Securities will be subject to information reporting. In addition, a non-corporate United States Holder may be subject to a backup withholding tax on those payments if it fails to provide its accurate taxpayer identification number to the paying agent in the manner required, is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax return, or otherwise fails to comply with applicable backup withholding tax rules. Non-corporate United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the Trust Preferred Securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the JSNs will be respected as indebtedness of SunTrust, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a Trust Preferred Security to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•	the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•	the non-United States Holder satisfies the statement requirement by providing to the paying agent, in accordance with specified procedures, a statement to the effect that it is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the Trust Preferred Securities (including payments in respect of OID, if any, on the Trust Preferred Securities) made to a non-United States Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the Trust Preferred Securities is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the Trust Preferred Securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, is attributable to that permanent establishment), the non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if it were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, JSNs held by the Trust were recharacterized as equity of SunTrust, payments on the Trust Preferred Securities to a non-United States Holder would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty unless the payments are effectively connected with the holder’s conduct of a trade or business in the United States (and the holder properly certifies this fact), in which case rules similar to the rules described in the preceding paragraph would apply to such payments.

Any gain realized on the sale or other disposition of a Trust Preferred Security generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•	the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a distribution on a Trust Preferred Security to a non-United States Holder, or to proceeds from the disposition of a Trust Preferred Security by a non-United States Holder, in each case, if the holder (i) certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary or (ii) otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a Trust Preferred Security is not held through a qualified intermediary, the amount of payments made on that Trust Preferred Security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ERISA CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies or other arrangement that is subject to Title I of ERISA (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the Trust Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit plans, as well as individual retirement accounts and other arrangements to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest ”) with respect to such plan. SunTrust may be considered a party in interest or disqualified person with respect to a plan to the extent SunTrust or any of its affiliates are engaged in providing services to such plans. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, the fiduciary of a plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA, or Section 4975 of the Code, but these plans may be subject to other laws that contain fiduciary and prohibited transaction provisions similar to those under Title I of ERISA and Section 4975 of the Code (“Similar Laws”).

Under a regulation (the “plan assets regulation”) issued by the U.S. Department of Labor, the assets of the Trust would be deemed to be “plan assets” of a Plan for purposes of ERISA and Section 4975 of the Code if a plan makes an “equity” investment in the Trust and no exception were applicable under the plan assets regulation. An “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features and specifically includes a beneficial interest in the Trust.

Under an exception contained in the plan assets regulation, the assets of the Trust would not be deemed to be “plan assets” of investing plans if the Trust Preferred Securities issued by the Trust are “publicly offered securities”—that is, they are:

•	widely held, i.e., owned by more than 100 investors independent of the Trust and of each other;

•	freely transferable; and

•	sold to a plan as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act.

SunTrust expects that the Trust Preferred Securities will meet the criteria of “publicly offered securities” above, although no assurance can be given in this regard. The underwriters of the Trust Preferred Securities expect that the Trust Preferred Securities will be held by at least 100 independent investors at the conclusion of the offering and that the Trust Preferred Securities will be freely transferable. The Trust Preferred Securities will be sold as part of an offering under an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

If the assets of the Trust were deemed to be “plan assets,” then an investing plan’s assets could be considered to include an undivided interest in the JSNs held by the Trust. Persons providing services to the Trust could become parties in interest with respect to an investing plan and could be governed by the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving the Trust assets. In this regard, if the person or persons with discretionary responsibilities over the JSNs or the guarantee were affiliated with SunTrust, any such discretionary actions taken regarding those assets could be deemed to constitute a prohibited transaction under ERISA or the Code (e.g., the use of such fiduciary authority or responsibility in circumstances under which those persons have interests that may conflict with the interests of the investing plans and affect the exercise of their best judgment as fiduciaries). In order to reduce the likelihood of any such prohibited transaction, any plan that acquires Trust Preferred Securities will be deemed to have (i) directed the Trust to invest in the JSNs, and (ii) appointed the trustees.

All of the common securities will be purchased and held by SunTrust. Even if the assets of the Trust are not deemed to be “plan assets” of plans investing in the Trust, specified transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the Code regarding an investing plan. For example, if SunTrust were a party in interest with respect to an investing plan, either directly or by reason of the activities of one or more of its affiliates, sale of the Trust Preferred Securities by the Trust to the plan could be prohibited by Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Trust Preferred Securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

Based on the foregoing, the Trust Preferred Securities may not be purchased or held by any plan, any governmental, church or foreign plan subject to Similar Laws, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (a “plan asset entity”) or any person investing “plan assets” of any plan, unless the purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, 84-14 or another applicable statutory or administrative exemption.

Any purchaser or holder of the Trust Preferred Securities or any interest in the Trust Preferred Securities will be deemed to have represented by its purchase and holding that either:

•	it is not a plan or governmental, church or foreign plan subject to Similar Laws, or a plan asset entity and is not purchasing such securities on behalf of or with “plan assets” of any such plan or governmental, church or foreign plan; or

•	its acquisition and holding of Trust Preferred Securities qualifies (based on advice of counsel) for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable statutory or administrative exemption with respect to such purchase or holding.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trust Preferred Securities on behalf of or with “plan assets” of any plan or governmental, church or foreign plan consult with their counsel regarding the potential consequences of the investment and the availability of exemptive relief.

Purchasers of Trust Preferred Securities have the exclusive responsibility for ensuring that their purchase and holding of the Trust Preferred Securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA or the Code (or in the case of a governmental, church or foreign plan, any Similar Law).

UNDERWRITING

SunTrust Banks, Inc., SunTrust Capital VIII and the underwriters named below have entered into an underwriting agreement with respect to the Trust Preferred Securities being offered. Subject to certain conditions, the underwriters have agreed to purchase the respective number of Trust Preferred Securities indicated in the following table. Goldman, Sachs & Co., SunTrust Capital Markets, Inc. and Citigroup Global Markets Inc. are the representatives of the underwriters.

Underwriters	Number of Trust Preferred Securities
Goldman, Sachs & Co.	325,000
SunTrust Capital Markets, Inc.	275,000
Citigroup Global Markets Inc.	250,000
Credit Suisse Securities (USA) LLC	50,000
J.P. Morgan Securities Inc.	50,000
Sandler O’Neill & Partners, L.P.	50,000

Total	1,000,000

The underwriters are committed to take and pay for all of the Trust Preferred Securities being offered, if any are taken.

In view of the fact that the proceeds from the sale of the Trust Preferred Securities and Trust’s common securities will be used to purchase the JSNs issued by us, the underwriting agreement provides that we will pay as compensation for the underwriters’ arranging the investment therein of such proceeds the following amounts for the account of the underwriters.

Paid by SunTrust
Per Trust Preferred Security	$10
Total	$10,000,000

Trust Preferred Securities sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Trust Preferred Securities sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $6.00 per Trust Preferred Security from the initial public offering price. Any such securities dealers may resell any Trust Preferred Securities purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to $2.50 per Trust Preferred Security from the initial public offering price. If all the Trust Preferred Securities are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

The underwriters intend to offer the Trust Preferred Securities for sale primarily in the United States either directly or through affiliates or other dealers acting as selling agents. The underwriters may also offer the Trust Preferred Securities for sale outside the United States either directly or through affiliates or other dealers acting as selling agents.

We have agreed for a period from the date of this prospectus supplement continuing to and including the date 30 days after the date of this prospectus supplement or such earlier time as the underwriters may notify SunTrust, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Trust Preferred Securities (except for (x) the Trust Preferred Securities offered hereby and (y) any securities to be offered in an exchange offer or similar transaction in respect of securities outstanding on the date hereof, in each case including any guarantee of such securities), any other beneficial interests in the assets of the Trust (other than the Trust’s common securities), any similar security issued by another trust or other limited purpose vehicle, or any preferred stock of SunTrust, as the case may be, that are substantially similar to the Trust Preferred Securities, the JSNs, the guarantee, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of either the Trust, a similar trust or SunTrust, except with the prior written consent of Goldman, Sachs & Co.

Prior to this offering, there has been no public market for the Trust Preferred Securities being offered. We intend to apply to list the Trust Preferred Securities on the New York Stock Exchange under the symbol “STI 36”. If approved, we expect trading of the Trust Preferred Securities on the New York Stock Exchange to begin within the 30-day period after the original issue date. In order to meet one of the requirements for listing the Trust Preferred Securities on the New York Stock Exchange, the underwriters have undertaken to sell lots of 100 or more Trust Preferred Securities to a minimum of 100 beneficial owners.

In connection with the offering, the underwriters may purchase and sell Trust Preferred Securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Trust Preferred Securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases of the Trust Preferred Securities made for the purpose of preventing or retarding a decline in the market price of the Trust Preferred Securities while the offering is in process.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Trust Preferred Securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the Trust Preferred Securities. As a result, the price of the Trust Preferred Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

It is expected that delivery of the Trust Preferred Securities will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which is the fifth business day following the date hereof. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Trust Preferred Securities on any date prior to the third business day before delivery will be required, by virtue of the fact that the Trust Preferred Securities initially will settle on the fifth business day following the day of pricing (“T+5”), to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Each of the underwriters has represented and agreed that:

(a) it has not made or will not make an offer of Trust Preferred Securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (“FSMA”), except to legal entities which are authorised or regulated to operate in the financial markets or if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (“FSA”);

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of the FSMA does not apply to the company; and

(c) it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Trust Preferred Securities in, from or otherwise involving the United Kingdom.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Trust Preferred Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Trust Preferred Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Trust Preferred Securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorised or regulated to operate in the financial markets or if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by SunTrust of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Trust Preferred Securities to the public” in relation to any Trust Preferred Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe the Trust Preferred Securities, as the same may be varied in that Relevant Member State by any measure implementing the “Prospectus Directive” in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The Trust Preferred Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Trust Preferred Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Trust Preferred Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Trust Preferred Securities may not be circulated or distributed, nor may the Trust Preferred Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA“), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Trust Preferred Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Trust Preferred Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The Trust Preferred Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each underwriter has agreed that it will not offer or sell any Trust Preferred Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The offering of the Trust Preferred Securities is being made in compliance with Conduct Rule 2810 of the NASD. Under Rule 2810, none of the named underwriters is permitted to sell Trust Preferred Securities in this offering to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

SunTrust estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $1.1 million.

SunTrust has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financing and banking services to SunTrust, for which they have in the past received, and may in the future receive, customary fees and expenses.

In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 10% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF SECURITIES

The validity of the Trust Preferred Securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust. The validity of the JSNs and the guarantee will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. The validity of the JSNs and the guarantee will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, P.A. and as to all matters of Georgia law upon the opinion of King & Spalding LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

SunTrust Banks, Inc.

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Purchase Contracts

Units

Warrants

Depositary Shares

Preferred Stock

Common Stock

Guarantees

SunTrust Capital VIII

SunTrust Capital IX

SunTrust Capital X

SunTrust Capital XI

SunTrust Capital XII

SunTrust Capital XIII

SunTrust Capital XIV

SunTrust Capital XV

Trust Preferred Securities

SunTrust Preferred Capital I

Normal PPS

Stripped PPS

Capital PPS

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2006.

Unless the context requires otherwise, references to (1) ”we,” “us,” “our” or similar terms are to SunTrust Banks, Inc. and its subsidiaries, (2) the “Trusts” are to SunTrust Capital VIII, SunTrust Capital IX, SunTrust Capital X, SunTrust Capital XI, SunTrust Capital XII, SunTrust Capital XIII, SunTrust Capital XIV, and SunTrust Capital XV, statutory Delaware trusts and the issuers of the trust preferred securities and (3) the “PPS Trust” are to SunTrust Preferred Capital I, a Delaware statutory trust and the issuer of the Normal PPS, Stripped PPS and Capital PPS (collectively, the “PPS”).

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we, the Trusts and the PPS Trust filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, junior subordinated debt securities, purchase contracts, units, warrants, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts, which may be guaranteed by SunTrust, to the public. The PPS Trust may sell the PPS representing undivided beneficial interests in the assets of the PPS Trust, which may be guaranteed by SunTrust, to the public.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

1

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2005;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

•	Current Reports on Form 8-K filed on January 6, 2006, January 12, 2006, February 17, 2006, February 21, 2006, July 25, 2006, August 28, 2006, September 5, 2006, September 12, 2006, September 29, 2006 and October 18, 2006; and

•	The description of SunTrust’s common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling us at the following address:

SunTrust Banks, Inc.

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

404-658-4879

Attn: Corporate Secretary

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, King & Spalding LLP or by Raymond D. Fortin, Corporate Executive Vice President, General Counsel and Corporate Secretary of SunTrust. Richards, Layton & Finger, special Delaware counsel to the Trusts, will pass upon certain legal matters for the Trusts and the PPS Trust. As of September 19, 2006, Mr. Fortin beneficially owned 72,954.2511 shares of our common stock, which includes options to purchase and other forfeitable rights with respect to 58,300 shares which he is deemed to own beneficially pursuant to Rule 13d-3. Any underwriters will be represented by their own legal counsel.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

SunTrust Capital VIII

$1,000,000,000

6.100% Trust Preferred Securities

(liquidation amount $1,000 per security)

fully and unconditionally guaranteed, as described herein, by

SunTrust Banks, Inc.

Goldman, Sachs & Co.

SunTrust Robinson Humphrey

Citigroup

Credit Suisse

JPMorgan

Sandler O’Neill + Partners, L.P.